THE PRICE REIT, INC.
                          --------------------

                         ARTICLES OF AMENDMENT

THIS IS TO CERTIFY THAT:

FIRST: The Charter of The Price REIT, Inc., a Maryland corporation (the "Corporation"), is hereby amended as follows:

1. Paragraph (c) of Article IV of the charter is amended to read in its entirety as follows:

  "(c) All shares of `Common Stock' (which were initially designated as `Series B Common Stock' and which have been redesignated as `Common Stock' outstanding shall become shares of `Common Stock.' The holders of the Common Stock shall be entitled to participate in distributions when and as authorized and declared by the Board of Directors and shall be entitled to one vote per share of Common Stock on all matters submitted to a vote of the stockholders of the Corporation. The holders of the Common Stock shall not be entitled to cumulative voting except as expressly provided in the Bylaws of the Corporation."

2. Each reference to "Common Shares" in paragraphs (a) and (b) of Article IV, in the third paragraph of Section 1 of Article IX and in paragraph (D) of Section 4 of Article IX is changed to "Common Stock."

SECOND: The amendments to the charter of the Corporation as set forth above have been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

THIRD: The undersigned President acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles to be signed in its name and on its behalf by its President and attested to by its Secretary on this 11 day of June, 1996.


ATTEST:                               THE PRICE REIT, INC.

GEORGE M. JEZEK                       JOSEPH K. KORNWASSER
- ---------------                       --------------------
George M. Jezek                       Joseph K. Kornwasser
Secretary, Chief Financial            President and
Officer, Treasurer and                Chief Executive Officer
Executive Vice President



                     PURCHASE AND SALE AGREEMENT

                    AND JOINT ESCROW INSTRUCTIONS

                               dated

                           APRIL 16, 1996

                           by and between

                        THE PRICE REIT, INC.,

                             as Buyer,

                                and

                         MGC JOINT VENTURE,

                             as Seller




                   PURCHASE AND SALE AGREEMENT
                  AND JOINT ESCROW INSTRUCTIONS
                  -----------------------------

THIS PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS ("AGREEMENT") is made and entered into as of April 16, 1996 (the "EXECUTION DATE"), by and between THE PRICE REIT, INC., a Maryland corporation ("BUYER"), and MGC JOINT VENTURE, a Texas joint venture ("SELLER"), for the purpose of setting forth the agreement of the parties and of instructing Chicago Title Insurance Company ("ESCROW AGENT"), with respect to the transactions contemplated by this Agreement.

RECITALS

A. Seller is the owner of a fee simple interest in that certain real property located in the City of Mesquite, County of Dallas, State of Texas, as more particularly described on EXHIBIT "A" attached hereto (the "LAND"). The Land, together with the Improvements, the balance of the Real Property, the Personal Property and the Intangible Property (each as hereinafter defined) shall be collectively referred to herein as the "PROPERTY."

B. Seller desires to sell and Buyer desires to purchase the Property upon and subject to the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller hereby agree, and instruct Escrow Agent, as follows:

1. AGREEMENT TO PURCHASE AND SELL.

Subject to all of the terms and conditions of this Agreement, Seller agrees to sell, transfer and convey to Buyer, and Buyer agrees to acquire and purchase from Seller, the Property, upon the terms and conditions set forth herein.

2. PURCHASE PRICE.

The purchase price for the Property (the "PURCHASE PRICE") shall be the sum of THREE MILLION EIGHT HUNDRED EIGHTY THOUSAND DOLLARS ($3,880,000.00), payable as follows:

2.1 INITIAL DEPOSIT. Upon the Opening of Escrow (as hereinafter defined), Buyer shall deposit into Escrow (as hereinafter defined) the sum of FIFTY THOUSAND DOLLARS ($50,000.00) (which amount, together with any and all interest and dividends earned thereon, shall hereinafter be referred to as the "INITIAL DEPOSIT") by wire transfer or by certified or bank check payable to the order of Escrow Agent. In the event that Buyer fails to deposit the Initial Deposit in accordance with the terms hereof, then this Agreement shall become voidable at Seller's option exercised at anytime prior to the time that Buyer deposits the Initial Deposit into Escrow.

2.2 ADDITIONAL DEPOSIT. Upon the Due Diligence Termination Date (as hereinafter defined), Buyer shall deposit into Escrow the sum of FIFTY THOUSAND DOLLARS ($50,000.00) (which amount, together with any and all interest and dividends earned thereon, shall hereinafter be referred to as the "ADDITIONAL DEPOSIT"); by wire transfer or by certified or bank check payable to the order of Escrow Agent. The Initial Deposit together with the Additional Deposit, or such portion thereof that is then in Escrow, shall hereinafter be referred to as the "DEPOSIT").

The Escrow Agent shall invest the Deposit in insured money market accounts, certificates of deposit, United States Treasury Bills or such other insured instruments as Buyer may instruct from time to time. At the Closing (as hereinafter defined), the Deposit shall be paid to Seller and credited against the Purchase Price. In the event the sale of the Property is not consummated for any reason, the Deposit shall be returned to Buyer or delivered to Seller in accordance with the terms of this Agreement.

2.3 BALANCE. At the Closing, Buyer shall pay to Seller the balance of the Purchase Price over and above the Deposit paid by Buyer under Sections 2.1 and
2.2 above, by wire transfer of federal funds, net of all prorations and ad justments as provided herein.

3. OPENING OF ESCROW.

On or before the second (2nd) Business Day (as hereinafter defined) after the Execution Date, Buyer and Seller shall cause a purchase and sale escrow ("ESCROW") to be opened with Escrow Agent by delivery to Escrow Agent of two (2) fully executed copies of this Agreement together with the Deposit (the "OPENING OF ESCROW"). This Agreement shall constitute escrow instructions to the Escrow Agent as well as the agreement of the parties. Escrow Agent is hereby appointed and designated to act as the Escrow Agent and instructed to deliver, pursuant to the terms of this Agreement, the documents and funds to be deposited into Escrow as herein provided. The parties hereto shall execute such additional escrow instructions, not inconsistent with this Agreement as determined by counsel for Buyer and Seller, as Escrow Agent shall deem reasonably necessary for its protection, including Escrow Agent's general provisions, if any (as may be modified by Buyer, Seller and Escrow Agent). In the event of any inconsistency between this Agreement and such additional escrow instructions, the provisions of this Agreement shall govern.

4. ACTIONS PENDING CLOSING.

4.1 DUE DILIGENCE PERIOD.

4.1.1 DUE DILIGENCE.

4.1.1.1 PROPERTY DOCUMENTS. On or before the fifth (5th) day after the Execution Date, Seller shall deliver to Buyer, at Seller's sole cost and expense, at its address set forth in Section 15.3 hereof, true, correct and complete copies of all of the following to the extent the same are in Seller's possession, in the control or possession of its agents, auditors or independent contractors or otherwise reasonably available to Seller (collectively, the "PROPERTY DOCUMENTS"): contracts, documents, books, records and other materials relating to the Property, including, without limitation, as-built plans and specifications, income and expense records, Leases (as hereinafter defined), rent rolls, engineering tests and studies, soil tests, hazardous materials reports, termite reports, phase one environmental reports, service contracts, structural and mechanical reports, maps (including, without limitation, topographical maps), plans, agreements, governmental permits and approvals, licenses, appraisals, title policies, surveys, construction warranties, land studies, a description of existing and proposed local improvements affecting the Property (including, without limitation, assessment levels), a certificate from the appropriate governmental authorities confirming the zoning, building and platting status of the Property, all correspondence with all governmental entities regarding the Property, and all property tax statements and assessed value notices for the three years preceding the Execution Date. Seller is providing the Property Documents to Buyer in order to assist Buyer in its inspection of the Property. Except as set forth in Section 8 hereof, Seller does not warrant or represent the accuracy of any information set forth in the Property Documents relating to the physical condition or characteristics of the Property.

4.1.1.2 DILIGENCE TESTS. At all reasonable times for a period of forty-five (45) days following the Opening of Escrow (the "DUE DILIGENCE PERIOD"), Buyer, its agents and representatives shall be entitled at Buyer's sole cost and expense to
(i) enter onto the Property during normal business hours and upon reasonable advance notice to Seller, subject to the rights of Tenants (as hereinafter defined) under the Leases, to perform any inspections, investigations, studies and tests of the Property, including, without limitation, physical, structural, mechanical, architectural, engineering, soils, geotechnical and environmental tests that Buyer deems reasonable; (ii) cause an environmental assessment of the Property to be performed, upon reasonable notice to Seller; and (iii) review all Property Documents and examine and copy any and all books and records maintained by Seller or its agents relating to the Property (including, without limitation, all documents relating to utilities, zoning, and the access, subdivision and appraisal of the Property). Buyer shall indemnify, defend and hold harmless Seller from all claims, causes of action, costs, losses, damages and reasonable attorneys' fees incurred by Seller in connection with or arising out of any inspections carried on, by or on behalf of Buyer pursuant to this Section 4.1.1.2; provided, however, that Buyer shall not indemnify Seller for any claim, loss or cause of action caused by Seller's gross negligence or willful misconduct or any physical condition existing on the Property prior to Buyer's entry thereon. The provisions of this Section 4.1.1.2 shall survive the Closing or earlier termination of this Agreement and further, notwithstanding the limitations on Seller's remedies set forth in Section 12 of this Agreement, Seller shall have all remedies available at law or in equity in the enforcement of Buyer's indemnification obligations.

On or before the third (3rd) Business Day prior to performing any inspection or study of the Property that would involve the intrusive or destructive sampling or analysis of any portion of the Property or its improvements, including, without limitation, any soil, water or groundwater on or under the Property (the "Phase II Investigation"), Buyer shall provide to Seller a detailed description of the work to be performed during the Phase II Investigation. On or before the third (3rd) Business Day after Seller's receipt of Buyer's description, Seller shall have the right to object to any portion of the proposed Phase II Investigation that Seller reasonably determines may represent an unreasonable risk of injury or damage to persons or property on or near the Property, in which case Buyer shall refrain from performing any such portion of the proposed Phase II Investigation. Seller or its representative shall have the right, but not the obligation, to observe any and all activities of Buyer or its representative during the performance of any Phase II Investigation.

4.1.2 TERMINATION RIGHT. Buyer shall have the right at any time on or before the last day of the Due Diligence Period (the "DUE DILIGENCE TERMINATION DATE") to terminate this Agreement if Buyer determines in its sole and absolute discretion that the Property is not acceptable to Buyer. In the event that Buyer fails to deliver a written notice to Seller and Escrow Agent waiving its termination right hereunder on or before the Due Diligence Termination Date, then (i) Buyer shall deliver to Seller copies of all inspections, reports and analyses of the Property (other than those subject to attorney-client privilege) which were prepared by Buyer or Buyer's agents and shall return to Seller all materials delivered by Seller to Buyer pursuant to this Agreement, (ii) Escrow Agent shall return the Deposit to Buyer, (iii) the parties shall equally share the cancellation charges of Escrow Agent and Title Company (as hereinafter deemed), and (iv) this Agreement shall automatically terminate and be of no further force or effect and neither party shall have any further rights or obligations hereunder, other than pursuant to any provision hereof which expressly survives the termination of this Agreement.

4.1.3 INDEPENDENT CONTRACT CONSIDERATION. Buyer agrees that if Buyer exercises its right to terminate this Agreement pursuant to Section 4 hereof, Seller shall be entitled to retain, and Escrow Agent is hereby authorized and directed to disburse to Seller from the Deposit, the sum of One Hundred Dollars ($100), which amount Seller and Buyer hereby acknowledge and agree has been bargained for and agreed to as full and adequate consideration for Seller's execution, delivery and performance of this Agreement and Buyer's right to inspect the Property pursuant to this Agreement. The consideration provided for in this
Section 4.1.3 is in addition to and independent of any other consideration or payment provided for herein and, to the extent payable, is non-refundable in all events.

4.2 TITLE.

4.2.1 DELIVERIES BY SELLER. Seller shall deliver or cause to be delivered to Buyer the following: (a) on or before the fifth (5th) day after the Opening of Escrow, a Texas form of commitment for an owner's policy of title insurance (the "PTR") issued by Chicago Title Insurance Company (in such capacity, the "TITLE COMPANY"), together with legible copies of all documents referenced as exceptions therein (the "UNDERLYING DOCUMENTS"); (b) on or before the twentieth
(20th) day after the Opening of Escrow, a current Texas Land Surveyors Category 1A Condition II as-built survey of the Property (the "SURVEY"), in form reasonably satisfactory to Buyer and Title Company, prepared and certified to Buyer, Title Company, and such other persons or entities as Buyer may, in its discretion, request, by a surveyor licensed in the State of Texas, showing any and all matters which Buyer may reasonably require, including, without limitation, all Improvements, all easements, all roads, all utilities, the number of parking spaces, access to and from the Land, and drainage ditches, set-back lines, protrusions, encroachments, and encumbrances affecting the same, and showing that the Real Property is contiguous to that certain real property located in Mesquite, Texas, which Buyer is acquiring pursuant to the Town East Centre Contract (as hereinafter defined); and (c) on or before the fifth (5th) day after the Opening of Escrow, a UCC Search with regard to the Personal Property (the "UCC SEARCH"). The PTR, the Underlying Documents, the Survey and the UCC Search shall be collectively referred to herein as the "TITLE DOCUMENTS."

4.2.2 BUYER'S REVIEW OF TITLE. Buyer shall have ten (10) Business Days after its receipt of all of the Title Documents to notify Seller and Escrow Agent in writing ("BUYER'S OBJECTION LETTER") of any objection which Buyer may have to any matters reported or shown in the Title Documents or any updates thereof (provided, however, that if any such updates are received by Buyer, Buyer shall have an additional five (5) Business Days, regardless of the Due Diligence Termination Date, following Buyer's receipt of such update and legible copies of all documents referenced therein to notify Seller and Escrow Agent of objections to items shown on any such update to the extent that such items are not specifically set forth in the initial Title Documents). Matters reported in or shown by the Title Documents (or any updates thereof and not objected to by Buyer as provided above or which Buyer objects to, but which objections are subsequently waived pursuant to this Section 4.2.2 shall be deemed to be "PERMITTED EXCEPTIONS." Seller shall have no obligation to cure or correct any matter objected to by Buyer, other than any Liens (as hereinafter defined). However, on or before the fifth (5th) Business Day following Seller's receipt of Buyer's Objection Letter, Seller may elect, by delivering written notice of such election to Buyer and Escrow Agent ("SELLER'S RESPONSE"), to either remove or, to Buyer's reasonable satisfaction, insure over any matters objected to in Buyer's Objection Letter. If Seller fails to remove or satisfactorily insure over any exceptions or matters objected to by Buyer, then Buyer shall elect, by delivering written notice of such election to Seller and Escrow Agent ("BUYER'S RESPONSE") on or prior to the tenth (10th) Business Day following Buyer's receipt of Seller's Response, to: (a) terminate this Agreement (in which case Escrow Agent shall return the Deposit to Buyer, the parties shall equally share the cancellation charges of Escrow Agent and Title Company and neither party shall thereafter have any rights or obligations to the other hereunder, other than pursuant to any provision hereof which expressly survives the termination of this Agreement); (b) extend the Closing Date (as hereinafter defined) for a period not to exceed five (5) Business Days to allow Seller a reasonable period of time to remove such objected to exceptions or matters (but only in the event that Seller has elected to remove such exceptions or matters pursuant to the terms hereof); or (c) proceed to a timely Closing whereupon such objected to exceptions or matters shall be waived and deemed to be Permitted Exceptions. In the event that Buyer fails to deliver timely Buyer's Response in accordance with the terms hereof, then (i) Escrow Agent shall return the Deposit to Buyer, (ii) the parties shall equally share the cancellation charges of Escrow Agent and Title Company and (iii) this Agreement shall automatically terminate and be of no further force or effect and neither party shall have any further rights or obligations hereunder, other than pursuant to any provision hereof which expressly survives the termination of this Agreement. Notwithstanding anything to the contrary contained herein, Seller shall be required to discharge and remove any and all liens (the "LIENS") affecting the Property which secure an obligation to pay an amount equal to or less than $15,000 (other than installments of real estate taxes not delinquent as of the Closing) and, even though Buyer does not expressly disapprove such Liens, such Liens shall not be Permitted Exceptions. In the event that Seller fails to discharge and remove any Liens, then Buyer may elect to either (i) discharge any Liens which can be discharged by the payment of money and deduct from the Purchase Price the amount necessary to do so or (ii) pursue any other remedy identified in Subsections (a) or (b) of this Section

4.2.2.

4.2.3 CONDITION OF TITLE AT CLOSING. Upon the Closing, Seller shall sell, transfer and convey to Buyer indefeasible fee simple title to the Real Property by a duly executed and acknowledged special warranty deed in the form of EXHIBIT "B" attached hereto (the "DEED"), subject only to (i) the Permitted Exceptions and (ii) any non-delinquent real estate taxes for the year in which the Closing occurs, provided, however, that this Section 4.2.3 shall not affect Seller's obligation to pay its share of real property taxes pursuant to Section 7.5 hereof. Prior to Closing, Seller shall not take any action or commit any acts which would give rise to a variance from the current legal description of the Real Property, or cause the creation of any exception or encumbrance against or respecting the Real Property without the prior written consent of Buyer, which consent may be withheld in Buyer's sole and absolute discretion. Nothing in this
Section 4.2.3 shall preclude Buyer from disapproving title matters in accordance with the provisions of Section 4.2.2 above.

5. DESCRIPTION OF PROPERTY.

5.1 THE IMPROVEMENTS. As used herein, the term "IMPROVEMENTS" shall mean, all buildings, improvements, structures and fixtures now or hereafter located on or in the Land, including, without limitation, those certain buildings and structures containing approximately 52,882 square feet of retail and commercial space, being used for the operation of a shopping center (the "SHOPPING CENTER") commonly known as "Town East Plaza. "

5.2 THE REAL PROPERTY. As used herein, the term "REAL PROPERTY" shall include
(i) the Land, (ii) the Improvements, (iii) all apparatus, equipment and appliances owned by Seller and used in connection with the operation or occupancy of the Land and the Improvements (such as heating, air conditioning or mechanical systems and facilities used to provide any utility services, refriger ation, ventilation, waste disposal or other services) and now or hereafter located on or in the Land or the Improvements, and (iv) all of the rights, privileges and easements appurtenant to or used in connection with the Land and the Improvements, including, without limitation, all minerals, oil, gas and other hydrocarbon substances, all development rights, air rights, water, water rights, waste water capacity and water stock relating to the Land, all strips and gores, all of Seller's right, title and interest in and to any streets, alleys, easements, rights-of-way, public ways, or other rights appurtenant, adjacent or connected to the Land.

5.3 THE PERSONAL PROPERTY. As used herein, the term "PERSONAL PROPERTY" shall mean all of that certain tangible personal property, equipment and supplies owned by Seller and either situated at the Real Property or used by Seller in connection with the use, operation, maintenance or repair of the Real Property, including, without limitation, all Personal Property described on EXHIBIT "C" attached hereto.

5.4 THE INTANGIBLE PROPERTY. As used herein, the term "INTANGIBLE PROPERTY" shall mean all of that certain intangible property owned by Seller and used by Seller in connection with the Real Property and/or the Personal Property, including, without limitation, (i) the Leases, all contract rights, easement agreements, books, records, reports, test results, environmental assessments as-built plans, specifications and other similar documents and materials relating to the use, operation, maintenance, repair, construction or fabrication of the Real Property or the Personal Property; (ii) all trademarks and trade names, including, without limitation, all rights in and to the name "Town East Plaza;" (iii) all transferable business licenses, architectural, site, landscaping or other permits, applications, approvals, authorizations and other entitlements affecting the Real Property; and (iv) all transferable guarantees, warranties and utility contracts relating to the Real Property.



6. CONDITIONS PRECEDENT TO CLOSING.

6.1 BUYER'S CONDITIONS. The obligation of Buyer to purchase the Property in accordance with this Agreement is subject to the following conditions precedent (and conditions concurrent, with respect to deliveries to be made by the parties at Closing) (the "CLOSING CONDITIONS"), which conditions may be waived, or the time for satisfaction thereof extended for a period not to exceed five (5) Business Days, by Buyer only in a writing executed by Buyer (provided, however, that any such waiver shall not affect Buyer's ability to pursue any remedy it may have with respect to any breach hereunder by Seller):

6.1.1 TITLE. Title Company shall be prepared and irrevocably committed to issue to Buyer a Texas form of owner's policy of title insurance in favor of Buyer in an amount equal to the Purchase Price showing indefeasible fee simple title to the Property vested in Buyer, with those endorsements reasonably requested by Buyer to the extent available in Texas, subject only to the Permitted Exceptions and the standard printed exceptions set forth in any standard Texas form of owner's policy of title insurance (collectively, the "OWNER'S TITLE POLICY").

6.1.2 SELLER'S DUE PERFORMANCE. All of the representations and warranties of Seller set forth in Section 8 below shall be true and correct as of the Closing Date, and Seller, on or prior to the Closing Date, shall have complied with and/or performed all of the obligations, covenants and agreements required on the part of Seller to be complied with or performed pursuant to the terms of this Agreement. On the Closing Date, Seller shall deliver a certificate, in the form of EXHIBIT "D" attached hereto (the "SELLER'S CERTIFICATE"), to Buyer certifying that other than as disclosed on such certificate, all of the representations, covenants and warranties of Seller made in or pursuant to this Agreement, including, without limitation, those set forth in Sections 8 and 10 below, are true, accurate, correct and complete in all material respects, as of the Closing.

6.1.3 PHYSICAL CONDITION OF PROPERTY. Subject to the provisions of Section 11 below, the physical condition of the Property shall be substantially the same on the Closing Date as on the Execution Date, except for ordinary wear and tear and any damages due to any act of Buyer or Buyer's representatives.

6.1.4 BANKRUPTCY. No action or proceeding shall have been commenced by or against Seller under the federal bankruptcy code or any state law for the relief of debtors or for the enforcement of the rights of creditors and no attachment, execution, lien or levy shall have attached to or been issued with respect to the Property or any portion thereof.

6.1.5 LEASES. At the Closing, Seller shall assign all of Seller's rights and remedies under the Leases, including, without limitation, the right to any security deposits and prepaid rent, to Buyer pursuant to an assignment and assumption of leases and security deposits (the "ASSIGNMENT OF LEASES") in the form of EXHIBIT "E" attached hereto.

6.1.6 BILL OF SALE. At the Closing, Seller shall deliver to Buyer a bill of sale and assignment (the "BILL OF SALE AND ASSIGNMENT"), by which Seller shall transfer to Buyer all the Personal Property and the Intangible Property, including, without limitation, the Property Documents, but excluding the Leases, in each case free of all liens and encumbrances, in the form of EXHIBIT "F" attached hereto.

6.1.7 ESTOPPEL CERTIFICATES. Seller shall use commercially reasonable efforts to deliver to Buyer, on or before the tenth (10th) day prior to the Closing, certificates, each substantially in the form of EXHIBIT "G" attached hereto, executed by each Tenant (collectively, the "ESTOPPEL CERTIFICATES").

In the event that Seller is unable to deliver one hundred percent (100%) of the Estoppel Certificates to Buyer, then Seller shall execute and deliver to Buyer an estoppel certificate in the form of EXHIBIT "H" attached hereto (the "SELLER'S ESTOPPEL CERTIFICATE") with respect to any Lease for which Buyer did not receive an Estoppel Certificate. Buyer shall review and approve or disapprove the Estoppel Certificates and the Seller's Estoppel Certificates in Buyer's sole and absolute discretion; provided, however, that Buyer shall not disapprove of any Estoppel Certificate or Seller's Estoppel Certificate on the basis of any matter set forth in any Lease. In the event that Buyer disapproves any of the Estoppel Certificates or Seller's Estoppel Certificates in accordance with the terms hereof, Buyer may elect to terminate this Agreement (in which case Escrow Agent shall return the Deposit to Buyer, the parties shall equally share the cancellation charges of Escrow Agent and Title Company and neither party shall thereafter have any rights or obligations to the other hereunder, other than pursuant to any provision hereof which expressly survives the termination of this Agreement). Notwithstanding anything to the contrary contained herein, in the event that Seller fails to deliver one hundred percent (100%) of the Estoppel Certificates to Buyer as required hereunder, Buyer shall have the right to extend the Closing for up to five (5) Business Days, in order to allow Seller a reasonable amount of time to obtain such certificates.

6.1.8 NON-FOREIGN AFFIDAVIT. On or before the Closing, Seller shall deliver to Buyer the Non-Foreign Affidavit (the "NON-FOREIGN AFFIDAVIT") in the form of EXHIBIT "I" attached hereto, executed by Seller.

6.1.9 NO MORATORIA. No moratorium, statute, regulation, ordinance, or federal, state, county or local legislation, or order, judgment, ruling or decree of any governmental agency or of any court directed specifically at the Property shall have been enacted, adopted, issued, entered or pending which would prohibit the current use of the Property as a shopping center.

6.2 FAILURE OF CLOSING CONDITIONS. Subject to Buyer's rights hereunder, if any of the Closing Conditions have not been fulfilled within the applicable time periods, Buyer may:

(a) waive the Closing Condition and close Escrow in accordance with this Agreement, without adjustment or abatement of the Purchase Price, except as otherwise provided herein; or

(b) cure or discharge any Liens in accordance with the terms of Section 4.2.2 hereof (which Buyer understands shall be discharged through Escrow from the proceeds of the Purchase Price); or (c) terminate this Agreement by written notice to Seller and to Escrow Agent, in which event Escrow Agent shall return the Deposit to Buyer, Seller shall pay for all of the cancellation charges of Title Company and Escrow Agent, and Buyer shall be entitled to pursue its rights and remedies pursuant to Section 12.2 hereof.

6.3 ADDITIONAL CLOSING CONDITION. On or before the Closing Date, Buyer shall have acquired from Town East Centre Joint Venture, a Texas joint venture ("TOWN EAST CENTRE"), indefeasible fee simple title to that certain real property located in Mesquite, Texas, pursuant to that certain Purchase and Sale Agreement and Joint Escrow Instructions, dated as of March 22, 1996, between Buyer and Town East Centre (the "TOWN EAST CENTRE CONTRACT"). In the event that the condition set forth in this Section 6.3 is not satisfied on or before the Closing Date, then (i) Escrow Agent shall return the Deposit to Buyer, (ii) the parties shall equally share the cancellation charges of Escrow Agent and Title Company, and (iii) this Agreement shall automatically terminate and be of no further force or effect and neither party shall have any further rights or obligations hereunder, other than pursuant to any provision hereof which expressly survives the termination of this agreement.

7. CLOSING.

7.1 CLOSING DATE. Subject to the provisions of this Agreement, the "Closing" (as defined below) shall take place on the thirtieth (30th) day following the Due Diligence Termination Date, or on such other date as the parties hereto may agree. As used herein, the following terms shall have the following meanings:
(i) the "CLOSING" shall mean the recordation of the Deed in the Official Public Records of Real Property of Dallas County, Texas (the "OFFICIAL RECORDS"); and
(ii) the "CLOSING DATE" shall mean the date upon which the Closing actually occurs.

7.2 DELIVERIES BY SELLER. Not less than two (2) Business Days prior to the Closing Date, Seller, at its sole cost and expense, shall deliver or cause to be delivered into Escrow the following documents and instruments, each dated as of the Closing Date, in addition to the other items and payments required by this Agreement to be delivered by Seller:

7.2.1 DEED. The original executed and acknowledged Deed conveying the Property to Buyer or its nominee;

7.2.2 NON-FOREIGN AFFIDAVIT. The original Non-Foreign Affidavit executed by Seller;

7.2.3 ASSIGNMENT OF LEASES. Four (4) original executed counterparts of the Assignment of Leases;

7.2.4 BILL OF SALE AND ASSIGNMENT. Four (4) original executed counterparts of the Bill of Sale and Assignment;

7.2.5 SELLER'S CERTIFICATE. Four (4) original Seller's Certificates, executed by Seller;

7.2.6 PROOF OF AUTHORITY. Such proof of Seller's authority and authorization to enter into this Agreement and the transaction contemplated hereby, and such proof of the power and authority of the individual(s) executing or delivering any instruments, documents or certificates on behalf of Seller to act for and bind Seller as may be reasonably required by Title Company or Buyer; and

7.2.7 OTHER. Such other documents and instruments, signed and properly acknowledged by Seller, if appropriate, as may be reasonably required by Buyer, Escrow Agent, or otherwise in order to effectuate the provisions of this Agreement and the Closing of the transactions contemplated herein.

7.3 DELIVERIES BY BUYER. On or before the Closing, Buyer shall deliver or cause to be delivered into Escrow the following: (i) the balance of the Purchase Price pursuant to Section 2 hereof and Buyer's share of prorations and Closing Costs, as provided in Sections 7.5 and 7.6, respectively; (ii) four (4) original executed counterparts of the Assignment of Leases; and (iii) such other documents and instruments, signed and properly acknowledged by Buyer, if appropriate, as may reasonably be required by Escrow Agent or otherwise in order to effectuate the provisions of this Agreement and the closing of the transactions contemplated herein.

7.4 ACTIONS BY ESCROW AGENT. Provided that Escrow Agent shall not have received written notice from Buyer or Seller of the failure of any condition to the Closing or of the termination of the Escrow and this Agreement, when Buyer and Seller have deposited into Escrow the documents and funds required by this Agreement, and Title Company is irrevocably and unconditionally committed to issue the Owner's Title Policy concurrently with the Closing, Escrow Agent shall, in the order and manner herein below indicated, take the following actions:

7.4.1 RECORDING. Following Title Company's ACKNOWLEDGEMENT that it is prepared and irrevocably committed to issue the Owner's Title Policy to Buyer, cause the Deed and any other documents which the parties hereto may mutually direct to be recorded in the Official Records and obtain conformed copies thereof for distribution to Buyer and Seller.

7.4.2 FUNDS. Upon receipt of confirmation of the recordation of the Deed and such other documents as were recorded pursuant to Section 7.4.1 above, disburse all funds deposited with it by Buyer as follows:

(a) pursuant to the Closing Statement (as hereinafter defined), retain for Escrow Agent's own account all escrow fees and costs, disburse to Title Company the fees and expenses incurred in connection with the issuance of the Owner's Title Policy, and disburse to any other persons or entities entitled thereto the amount of any other Closing Costs;
(b) disburse to Seller an amount equal to the Purchase Price, less or plus the net debit or credit to Seller by reason of the prorations and allocation of Closing Costs provided for in this Section 7. Seller's portion (as provided in Section 7.6 below) of the escrow fees, title fees and other Closing Costs shall be paid pursuant to clause (a) above; and

(c) disburse to Buyer any remaining funds in the possession of Escrow Agent after payments pursuant to (a) and (b) above have been completed.

7.4.3 DELIVERY OF DOCUMENTS. Deliver to Buyer and Seller each two (2) originals of all documents, other than the Deed and the Non-Foreign Affidavit, deposited into Escrow.

7.4.4 TITLE POLICY. Cause Title Company to issue the Owner's Title Policy (with an effective date of the Closing) to Buyer after the Closing.

7.5 PRORATIONS. Rentals, revenues, and other income, if any, from the Property, taxes, assessments, improvement bonds, service or other contract fees, utility costs, and other expenses affecting the Property shall be prorated between Buyer and Seller as of the Closing Date based on a 365-day year. For purposes of calculating prorations, Buyer shall be deemed to be title holder of the Property, and therefore entitled to the income and responsible for the expenses, after 12:01 a.m. on the Closing Date. Notwithstanding the foregoing, with respect to percentage rent under the Leases, prorations shall be made following the end of the calendar year in which the Closing occurs so that all percentage rents received by Buyer with respect to such calendar year shall be prorated between Buyer and Seller as of the Closing Date. Delinquent rentals as of the Closing Date shall not be prorated, but when paid to Buyer shall be delivered by Buyer to Seller, less the costs and expenses incurred by Buyer in collecting the same (provided that all current rent has then been paid with respect to such Leases). After the Closing, Buyer shall use commercially reasonable efforts to collect delinquent rents on behalf of Seller. After the Closing, Seller shall have no right to proceed in any manner or make any claim against Tenants for rents that were delinquent as of the Closing Date. On the Closing Date, Buyer shall receive as a credit to the Purchase Price an amount equal to the sum of:
(i) security deposits which were paid by Tenants to Seller, (ii) expenses and other sums owed by Seller to Tenants for work or other matters which occurred prior to the Closing Date (provided that Seller does not in good faith dispute such expenses or other sums), and (iii) rentals already received by Seller attributable to periods after the Closing Date. All non-delinquent real estate taxes or assessments on the Property shall be prorated based on the actual current tax bill, but if such tax bill has not yet been received by Seller by the Closing Date or if supplemental taxes are assessed after the Closing for the period prior to the Closing, the parties shall make any necessary adjustment after the Closing by cash payment to the party entitled thereto so that Seller shall have borne all real property taxes, including all supplemental taxes, allocable to the period prior to the Closing and Buyer shall bear all real property taxes, including all supplemental taxes, allocable to the period from and after the Closing. If any expenses or revenues attributable to the Property and allocable to the period prior to the Closing are discovered or billed on or before the first (1st) year anniversary of the Closing, the parties shall make any necessary adjustment after the Closing by cash payment to the party entitled thereto so that Seller shall have borne all expenses and received all revenues allocable to the period prior to the Closing and Buyer shall bear all expenses and receive all revenues allocable to the period from and after the Closing. The provisions of this Section 7.5 shall survive the Closing.

Ten (10) days prior to the Closing, Escrow Agent shall deliver to each of the parties for their review and approval a preliminary closing statement (the "PRELIMINARY CLOSING STATEMENT") based on an income expense statement prepared by Seller, approved by Buyer, and delivered to Escrow Agent prior to said date, setting forth (i) the proration amounts allocable to each of the parties pursuant to this Section 7.5 and (ii) the Closing Costs allocable to each of the parties pursuant to Section 7.6 hereof. Based on each of the party's comments, if any, regarding the Preliminary Closing Statement, Escrow Agent shall revise the Preliminary Closing Statement and deliver a final, signed version of a closing statement to each of the parties at the Closing (the "CLOSING STATEMENT").

7.6 CLOSING COSTS. Each party shall pay its own costs and expenses arising in connection with the Closing (including, without limitation, its own attorney and advisor fees), except the following costs (the "CLOSING COSTS"), which shall be allocated between the parties as follows:

(i) Seller shall pay all documentary transfer and stamp taxes, if any, related to the transfer of the Property, one-half (1/2) of Escrow Agent's escrow fees and costs, the cost of the Survey (if not already paid), the cost of the standard portion of the Owner's Title Policy and all recording fees.

(ii) Buyer shall pay one-half (1/2) of Escrow Agent's escrow fees and costs, the cost of the modification of the "survey exception" to the Owner's Title Policy and the cost of all endorsements to the Owner's Title Policy.
7.7 DELIVERIES OUTSIDE OF ESCROW. Seller shall deliver possession of the Property, subject to the Leases and the rights of parties claiming under the Permitted Exceptions, to Buyer upon the Closing. Further, the parties hereby covenant and agree to deliver, on or prior to the Closing, the following items:

7.7.1 APPROVALS. Seller shall deliver to Buyer, originals of all certifications, approvals, consents, authorizations, waivers, licenses, variances, permits, easements and rights of way, including proofs of dedication, which are required by any governmental authority in connection with the current ownership, development, management, use and maintenance of the Property, to the extent that such items are in Seller's possession;

7.7.2 INTANGIBLE PROPERTY. Seller shall deliver to Buyer, the Intangible Property, including, without limitation, the original Property Documents and the original Leases; and

7.7.3 PERSONAL PROPERTY. Seller shall deliver to Buyer, the Personal Property, including, without limitation, all keys, pass cards, remote controls, security codes, computer software and other devices relating to access to the Improvements.

7.7.4 NOTICES.

7.7.4.1 NOTICE TO TENANTS. Seller shall execute and deliver to Buyer, and then Buyer shall execute and deliver to each Tenant, a letter for each Tenant in the form attached hereto as EXHIBIT "J." dated as of the Closing Date and addressed to the Tenants, informing such Tenants of the transfer of the Property and the assignment of the Leases to Buyer together with an instruction to pay all amounts due under the Leases following the Closing Date to Buyer.

7.7.4.2 NOTICE TO VENDORS. Seller shall execute and deliver to Buyer, and then Buyer shall execute and deliver to each vendor, a letter for each of the vendors of the Service Contracts (as hereinafter defined) in the form attached hereto as EXHIBIT "K," dated as of the Closing Date and addressed to each Service Contract vendor, informing said vendors of the assignment of the Service Contracts to Buyer.

8. SELLER'S REPRESENTATIONS AND WARRANTIES.

Seller represents and warrants to and agrees with Buyer, as of the Execution Date and, subject to matters disclosed in the Seller's Certificate, as of the Closing, as follows:

8.1 TITLE. To Seller's actual knowledge, Seller is the legal and equitable owner of the Property and Seller has the full right to convey the Property.

8.2 LEASES.

8.2.1 LEASE SCHEDULE. The schedule attached hereto as EXHIBIT "L" (the "LEASE SCHEDULE") is true, correct and complete with respect to: (i) the leases, licenses, tenancies, concession agreements, subleases, and other occupancy agreements to which Seller is a party, including, without limitation, all amendments, modifications and guarantees thereof and options to renew or extend the term thereof, whether oral or written, now in effect at the Property (collectively, the "LEASES"), (ii) the dates of the Leases and of all amendments, modifications, supplements and restatements thereof, (iii) the identities of the tenants under the Leases (the "TENANTS"), (iv) the space occupied by the Tenants and the rentable area thereof, (v) the commencement and expiration dates of the Leases, (vi) the annual rents payable thereunder, (vii) the security and other deposits maintained, if any, with respect to the Leases,
(viii) the base year for any CPI or other escalation thereunder, (ix) the currently escalated rents, (x) the percentage rent factor and break point, (xi) all contributions to common area maintenance, operating expenses and insurance under the Leases, (xii) any options to extend, renew or cancel the Leases (as well as any notification from any of the Tenants regarding their election to extend, renew or cancel any of the Leases), (xiii) any rights of first refusal or first offer with respect to any portion of the Property, and (xiv) to Seller's actual knowledge, any and all advances, concessions, allowances, credits, rebates, offsets or other cases for relief or adjustment (to the extent not expressly set forth in the Leases), including, without limitation, any unpaid reimbursements for Tenant improvements and any "free" or "reduced" rent still outstanding.

8.2.2 TENANT ARREARAGES. The schedule attached hereto as EXHIBIT "M" the ("TENANT ARREARAGE STATEMENT") is a true, correct and complete statement of Tenant arrearages and accrued but unpaid minimum and additional rents, percentage rents, expense escalations, tax and other adjustments and charges attributable to the period prior to 12:01 a.m. on the Closing Date. Except as set forth on the Tenant Arrearage Statement, there are no arrearages in rent or additional rent under any of the Leases.

8.2.3 DELIVERY AND STATUS OF LEASES. Except as shown on the Lease Schedule, to Seller's actual knowledge, the Leases are in full force and effect and are free from default by Seller or any other party. To Seller's actual knowledge, except as disclosed to Buyer herein, no event has occurred which with notice, lapse of time or both would constitute an event of default under any of the Leases. Seller has no actual knowledge, as of the date hereof, that any Tenant intends to discontinue its operations at the Property or intends to commit a material breach of its Lease. True, correct and complete copies of all Leases shall be delivered to Buyer in accordance with Section 4.1.1 hereof; provided, however, that for purposes of this Agreement, Buyer may rely on the data set forth in the Lease Schedule. At any time prior to the Closing, Seller shall promptly deliver to Buyer a written explanation of any inconsistencies or differences between the Lease Schedule and the copies of the Leases delivered to Buyer to the extent that any such inconsistencies or differences are identified to Seller by Buyer.

8.2.4 SECURITY DEPOSITS. Except as set forth on the Lease Schedule, there are no security deposits held by the landlord under any of the Leases.

8.2.5 NO PRE-PAID RENT. No Tenant has paid any rent for more than one (1) month in advance except as may otherwise be set forth in the Lease Schedule.

8.2.6 NO BROKER'S COMMISSIONS. To Seller's knowledge, Seller is not subject to any arrangements (whether written or oral) for the payment of any brokerage or other leasing commissions payable in connection with any of the Tenants under presently existing Leases or new leases or amendments thereto (including, without limitation, any extension or expansion options that may exist under the Leases).

8.2.7 NO NEW LEASES. Seller shall not enter into any new lease, or extend, renew or amend any Lease, without Buyer's prior written consent (which consent may not be unreasonably withheld on or prior to the Due Diligence Termination Date, but which consent may be granted or withheld in Buyer's sole and absolute discretion after the Due Diligence Termination Date).

8.3 CONDITION OF PROPERTY. Except as otherwise set forth in the Property Documents, Seller has not actually received any written notice of any defects in the Property from any Tenants or any other third parties, including, without limitation, any governmental agencies.

8.4 SPECIAL ASSESSMENTS OR CONDEMNATION. Seller has not received any notice of any pending (i) special assessments or (ii) condemnation actions against the Property or any part, and Seller has no actual knowledge of any threatened, contemplated or pending special assessments or eminent domain proceedings that would affect the Property or any part thereof in any way whatsoever.

8.5 SERVICE CONTRACTS. There are no service, maintenance, repair, management, leasing, or supply contracts or other contracts (including, without limitation, janitorial, elevator, equipment, brokerage, and landscaping agreements) (the "SERVICE CONTRACTS") affecting the Property, oral or written, except as set forth on the schedule attached hereto as EXHIBIT "N" (the "CONTRACT SCHEDULE"). True, correct and complete copies of all Service Contracts shall be delivered to Buyer in accordance with Section 4.1.1 hereof; provided, however, that for the purposes of this Agreement, Buyer may rely on the data set forth in the Contract Schedule. Except as shown on the Contract Schedule, the Service Contracts are unmodified and, to Seller's actual knowledge, are in full force and effect, free from any default by Seller or any other party thereto. To Seller's actual knowledge, no event has occurred which with notice or lapse of time or both would constitute an event of default under any of the Service Contracts. Except as set forth in the Contract Schedule, none of the Service Contracts have been assigned or encumbered.

8.6 EMPLOYEES. There are no employees of Seller employed in connection with the use, management, maintenance or operation of the Property whose employment will continue after the Closing Date. There is no bargaining unit or union contract relating to any employees of Seller.

8.7 CONSENTS AND RELEASES. Seller has obtained, or will obtain prior to Closing, all required consents, releases, and permissions to convey good and indefeasible title to Buyer.

8.8 AUTHORITY. This Agreement and all other documents delivered prior to or at the Closing (i) have been duly authorized, executed, and delivered by Seller;
(ii) are binding obligations of Seller; (iii) are collectively sufficient to transfer all of Seller's rights to the Property; and (iv) do not violate the formation documents of Seller. Seller further represents that it is a joint venture duly organized and existing in good standing under the laws of the State of Texas with its principal place of business in the State of Texas.

8.9 BANKRUPTCY. No filing or petition under the United States Bankruptcy Law or any insolvency laws, or any laws for composition of indebtedness or for the reorganization of debtors has been filed with regard to Seller.

8.10 FOREIGN INVESTMENT IN REAL PROPERTY TAX ACT. Seller is not a foreign person within the meaning of 42 USCS 1445(f)(3).

8.11 INSURANCE. Seller has not actually received any written notice from any insurance company requesting the performance of any work or alteration with respect to the Property.

8.12 TAXES. Attached hereto as EXHIBIT "O" are true, correct and complete copies of the bills for the real estate tax assessments against the Property for the last three (3) years. To Seller's actual knowledge, except as disclosed herein, there are no special assessments currently pending against the Property. Seller is currently, at its sole cost and expense, contesting the real property taxes affecting the Property. Seller acknowledges that any and all refunds, benefits or credits it may obtain as a result of such contest, relating to the period from and after the Closing, shall promptly be paid to or accrued to the benefit of Buyer; provided, however, that Seller may recover the Related Costs (as hereinafter defined) of such contest before remitting any refunds, benefits or credits to Buyer. As used herein, the term "RELATED COSTS" shall mean a percentage of the total out-of-pocket costs incurred by Seller in connection with such contest, the numerator of which shall equal the amount of the refunds, benefits and credits obtained as a result of such contest, relating to the period from and after the Closing, and the denominator of which shall equal the total amount of all refunds, benefits and credits obtained as a result of such contest, relating to any period of time, whether before or after the Closing.

8.13 LITIGATION. Except as set forth on the schedule attached hereto as EXHIBIT "P", there are no actions, suits or proceedings before any judicial or quasi-judicial body, by any governmental authority or other third party, pending, or to Seller's knowledge, threatened, against or affecting all or any portion of the Property. There are no actions, suits or proceedings pending, contemplated or threatened by Seller in connection with all or any portion of the Property or Seller's ownership, rights, use, development or maintenance thereof, except for tax reduction proceedings. No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending, or, to Seller's knowledge, threatened, against Seller. To Seller's actual knowledge, there are no outstanding or unpaid judgements affecting the Property.

8.14 COMPLIANCE WITH LAWS. Except as otherwise disclosed to Buyer in the Property Documents, Seller has not actually received any written notice that the Property is in violation of any existing laws, rules, regulations, ordinances and orders of all applicable federal, state, city and other governmental authorities in effect as of the date of this Agreement (collectively, "Laws"), including, without limitation, (i) the Americans with Disabilities Act, 42 U.S.C. 12102, et seq. (ii) the Texas Architectural Barriers Act, together with all rules, regulations and official interpretations promulgated pursuant thereto, and (iii) any Laws with respect to building, fire and health codes, environmental protection and sanitation and pollution control.

8.15 ZONING. Except for a proposal for an overlay zoning scheme, Seller has not received any notice of any change or proposed change of the current zoning designation of the Property.

8.16 TOXIC OR HAZARDOUS MATERIALS.

8.16.1 DEFINITIONS.

(a) "ENVIRONMENTAL LAWS" means all federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern (as hereinafter defined), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

(b) "MATERIALS OF ENVIRONMENTAL CONCERN" means chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products.

8.16.2 REPRESENTATIONS AND WARRANTIES. To the actual knowledge of Joseph Peacock, Seller has not actually received any written notice whether from a governmental authority or third party (other than as set forth in the Property Documents), alleging that Seller is not in material compliance with all applicable Environmental Laws relating to the Property, which compliance includes, but is not limited to, the possession by Seller of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof.

8.17 NO CONFLICTS. The execution and delivery of this Agreement by Seller, the consummation of the transactions herein contemplated by Seller, and compliance with the terms of this Agreement by Seller will not conflict with, or, with or without notice or the passage of time or both, result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, deed of trust, mortgage, loan agreement, or other document, or instrument or agreement, oral or written, to which Seller is a party or by which Seller or the Property is bound, or any applicable regulation of any governmental agency, or any judgment, order or decree of any court having jurisdiction over Seller or all or any portion of the Property.

8.18 PROPERTY'S FINANCIAL STATUS. Seller has delivered to Buyer true, correct and complete (in all material respects) financial statements prepared by Seller showing all income, expenditures and other receipts from or with respect to the use, operation, maintenance or management of the Property for the three (3) year period preceding the Execution Date, copies of which are attached hereto as EXHIBIT "Q."

8.19 OWNERSHIP OF INTANGIBLE AND PERSONAL PROPERTY. As of the Closing, Seller shall own all of the Personal Property and the Intangible Property free and clear of all options, liens, claims, encumbrances, covenants, conditions, restrictions, and any other matters affecting title, other than the Permitted Exceptions. Seller has the full right to convey the Personal Property and the Intangible Property.

8.20 SURVIVAL. All of the representations, warranties and agreements of Seller set forth in this Agreement shall be true upon the Execution Date, shall be deemed to be repeated at and as of the Closing Date (subject to the matters disclosed in the Seller's Certificate) without the necessity of a separate certificate with respect thereto and shall survive the delivery of the Deed and other closing instruments and documents for a period of one (1) year. On or before the first (1st) year anniversary of the Closing Date, Buyer shall be obligated to deliver to Seller written notice of any breach by Seller of any of the representations set forth in this Agreement, which notice shall set forth with specificity the representation that was allegedly breached and the reasons why Buyer believes the same to have been breached. Failure to provide such notice within said one (1) year period shall constitute a waiver by Buyer of any and all rights or claims associated with or arising out of any alleged breach of any representation of Seller set forth in this Agreement.

8.21 AS-IS PROPERTY CONDITION. BUYER ACKNOWLEDGES AND AGREES THAT BUYER IS EXPERIENCED IN THE OWNERSHIP AND OPERATION OF PROPERTIES SIMILAR TO THE PROPERTY AND THAT BUYER PRIOR TO THE CLOSING DATE WILL HAVE INSPECTED THE PROPERTY TO ITS SATISFACTION AND IS QUALIFIED TO MAKE SUCH INSPECTION. BUYER ACKNOWLEDGES THAT IT IS FULLY RELYING ON BUYER'S (OR BUYER'S REPRESENTATIVES') INSPECTIONS OF THE PROPERTY AND NOT UPON ANY STATEMENTS(ORAL OR WRITTEN), OTHER THAN THOSE EXPRESSLY CONTAINED HEREIN OR IN THE DOCUMENTS DELIVERED TO BUYER AT THE CLOSING, WHICH MAY HAVE BEEN MADE OR MAY BE MADE (OR PURPORTEDLY MADE) BY SELLER OR ANY OF ITS REPRESENTATIVES. BUYER ACKNOWLEDGES THAT BUYER HAS (OR BUYER'S REPRESENTATIVES HAVE), OR PRIOR TO THE CLOSING DATE WILL HAVE, THOROUGHLY INSPECTED AND EXAMINED THE PROPERTY TO THE EXTENT DEEMED NECESSARY BY BUYER IN ORDER TO ENABLE BUYER TO EVALUATE THE CONDITION OF THE PROPERTY AND ALL OTHER ASPECTS OF THE PROPERTY (INCLUDING, BUT NOT LIMITED TO, THE ENVIRONMENTAL CONDITION OF THE PROPERTY), AND BUYER ACKNOWLEDGES THAT BUYER IS RELYING SOLELY UPON ITS OWN (OR ITS REPRESENTATIVES') INSPECTION, EXAMINATION AND EVALUATION OF THE PROPERTY. AS A MATERIAL PART OF THE CONSIDERATION FOR THIS AGREEMENT AND THE PURCHASE, BUYER HEREBY AGREES TO ACCEPT THE PROPERTY ON THE CLOSING DATE IN ITS "AS-IS, WHERE IS" CONDITION, WITH ALL FAULTS, AND WITHOUT REPRESENTATIONS AND WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, EXCEPT FOR THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH HEREIN OR IN THE DOCUMENTS DELIVERED TO BUYER AT THE CLOSING. WITHOUT IN ANY WAY LIMITING THE GENERALITY OF THE FOREGOING, IN CONNECTION WITH THE SALE OF THE PROPERTY TO BUYER, THE SALE OF THE PROPERTY IS WITHOUT ANY WARRANTY (OTHER THAN THOSE EXPRESSLY CONTAINED HEREIN OR IN THE DOCUMENTS DELIVERED TO BUYER AT THE CLOSING), AND SELLER AND SELLER'S OFFICERS, AGENTS, DIRECTORS, EMPLOYEES, ATTORNEYS, CONTRACTORS AND AFFILIATES (COLLECTIVELY, "SELLER'S RELATED PARTIES") HAVE MADE NO, AND EXPRESSLY AND SPECIFICALLY DISCLAIM, AND BUYER ACCEPTS THAT SELLER AND SELLER'S RELATED PARTIES HAVE DISCLAIMED, ANY AND ALL REPRESENTATIONS, GUARANTIES OR
WARRANTIES, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW (EXCEPT AS EXPRESSLY CONTAINED HEREIN OR IN THE DOCUMENTS DELIVERED TO BUYER AT THE CLOSING), OF OR RELATING TO THE PROPERTY, INCLUDING, WITHOUT LIMITATION, OF OR RELATING TO: (I) THE USE, INCOME POTENTIAL, EXPENSES, OPERATION, CHARACTERISTICS OR CONDITION OF THE PROPERTY OR ANY PORTION THEREOF, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF SUITABILITY, HABITABILITY, MERCHANTABILITY, DESIGN OR FITNESS FOR ANY SPECIFIC PURPOSE OR A PARTICULAR PURPOSE, OR GOOD AND WORKMANLIKE CONSTRUCTION; (II) THE NATURE, MANNER, OR CONDITION OF THE PROPERTY, ON THE SURFACE OR SUBSURFACE THEREOF, WHETHER OR NOT OBVIOUS, VISIBLE OR APPARENT; (III) THE ENVIRONMENTAL CONDITION OF THE PROPERTY AND THE PRESENCE OR ABSENCE OF OR CONTAMINATION BY HAZARDOUS MATERIALS, OR THE COMPLIANCE OF THE PROPERTY WITH ALL REGULATIONS OR LAWS PERTAINING TO HEALTH OR THE ENVIRONMENT, INCLUDING, BUT NOT LIMITED TO, THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT, THE RESOURCE CONSERVATION AND RECOVERY ACT, THE CLEAN WATER ACT, THE TEXAS HEALTH AND SAFETY CODE AND THE TEXAS WATER CODE, EACH AS MAY BE AMENDED FROM TIME TO TIME, AND INCLUDING ANY AND ALL REGULATIONS, RULES OR POLICIES PROMULGATED THEREUNDER (COLLECTIVELY, THE "ENVIRONMENTAL RULES"); AND (IV) THE SOIL CONDITIONS, DRAINAGE, FLOODING CHARACTERISTICS, UTILITIES OR OTHER CONDITIONS EXISTING IN, ON OR UNDER THE PROPERTY. SUBJECT TO SELLER'S LIABILITY FOR ANY BREACH OF THE REPRESENTATIONS SET FORTH IN SECTION
8.16 HEREOF, BUYER HEREBY
EXPRESSLY ASSUMES ALL RISKS, LIABILITIES, CLAIMS, DAMAGES AND COSTS, INCLUDING ANY LIABILITY WITH RESPECT TO THE ENVIRONMENTAL RULES (AND AGREES THAT SELLER SHALL NOT BE LIABLE FOR ANY SPECIAL, DIRECT, INDIRECT, CONSEQUENTIAL OR OTHER DAMAGES) RESULTING OR ARISING FROM OR RELATED TO THE CONDITION, MAINTENANCE OR REPAIR OF THE PROPERTY. IN CONSUMMATING THE PURCHASE OF THE PROPERTY, BUYER IS NOT RELYING ON ANY REPRESENTATIONS OR STATEMENTS (ORAL OR WRITTEN), OTHER THAN THOSE EXPRESSLY CONTAINED HEREIN OR IN THE DOCUMENTS DELIVERED TO BUYER AT THE CLOSING, WHICH MAY HAVE BEEN MADE OR MAY BE MADE BY SELLER OR SELLER'S RELATED PARTIES, AND IS RELYING SOLELY UPON BUYER'S OR ITS REPRESENTATIVES' OWN PHYSICAL INSPECTION OF THE PROPERTY. EXCEPT AS EXPRESSLY SET FORTH HEREIN OR IN THE DOCUMENTS DELIVERED TO BUYER AT THE CLOSING, BUYER ACKNOWLEDGES THAT ANY CONDITION OF THE PROPERTY WHICH BUYER DISCOVERS OR DESIRES TO CORRECT OR IMPROVE PRIOR TO OR AFTER THE CLOSING DATE SHALL BE AT BUYER'S SOLE EXPENSE. NOTHING CONTAINED IN THIS SECTION 8.21 SHALL IN ANY WAY LIMIT THE REPRESENTATIONS AND WARRANTIES OF SELLER CONTAINED IN THIS AGREEMENT OR IN THE DOCUMENTS DELIVERED TO BUYER AT THE CLOSING. THE PROVISIONS OF THIS SECTION 8.21 SHALL SURVIVE THE CLOSING.

9. BUYER'S REPRESENTATIONS AND WARRANTIES.

Buyer represents and warrants to and agrees with Seller as of the Execution Date and as of the Closing, as follows:

9.1 NO CONFLICTS. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated, and compliance with the terms of this Agreement will not conflict with, or, with or without notice or the passage of time or both, result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, deed of trust, mortgage, loan agreement, or other document or instrument to which Buyer is a party or by which Buyer is bound, or any applicable regulation of any governmental agency, or any judgment, order or decree of any court having jurisdiction over Buyer or all or any portion of the Property.

9.2 DUE ORGANIZATION; CONSENTS. Buyer is a corporation duly organized and existing in good standing under the laws of the State of Maryland with its principal place of business in the State of California. All requisite corporate action has been taken by Buyer in connection with entering into this Agreement, and will be taken prior to the Closing in connection with the execution and delivery of the instruments referenced herein and the consummation of the transactions contemplated hereby. No consent of any partner, shareholder, beneficiary, creditor, investor, judicial or administrative body, governmental authority or other party is required in connection herewith which has not been obtained.

9.3 BUYER'S AUTHORITY; VALIDITY OF AGREEMENTS. Buyer has full right, power and authority to purchase the Property from Seller as provided in this Agreement and to carry out its obligations hereunder. The individual(s) executing this Agreement and the instruments referenced herein on behalf of Buyer have the legal power, right and actual authority to bind Buyer to the terms hereof and thereof. This Agreement is and all other documents and instruments to be executed and delivered by Buyer in connection with this Agreement shall be duly authorized, executed and delivered by Buyer and shall be valid, binding and enforceable obligations of Buyer.

10. ADDITIONAL COVENANTS OF SELLER.

In addition to the covenants and agreements of Seller set forth elsewhere in this Agreement, Seller covenants and agrees that between the Execution Date and the Closing Date:

10.1 TITLE. Seller shall not directly or indirectly sell, assign or create any right, title or interest whatsoever in or to the Property, or create or permit to exist thereon any lien, charge or encumbrance other than the Permitted Exceptions, or enter into any agreement to do any of the foregoing, without the prior written consent of Buyer (which consent may be granted or withheld in Buyer's sole and absolute discretion).

10.2 LEASES. Seller shall not directly or indirectly enter into any new leases (or renewals, modifications or extensions of any Leases), without the prior written consent of Buyer (which consent may not be unreasonably withheld on or prior to the Due Diligence Termination Date, but which consent may be granted or withheld in Buyer's sole and absolute discretion after the Due Diligence Termination Date). On or before the tenth (10th) Business Day following Buyer's receipt of a written request for such consent from Seller, Buyer shall deliver to Seller written notice of Buyer's consent or refusal to consent.

10.3 SERVICE, MANAGEMENT, EMPLOYMENT AND OPERATING AGREEMENTS. Seller shall not directly or indirectly (i) enter into any new service contracts (or renewals, modifications or extensions of any Service Contracts) or (ii) enter into, extend, renew or replace any existing property management, employment or operating agreements in respect of the Property, without the prior written consent of Buyer (which consent may not be unreasonably withheld on or prior to the Due Diligence Termination Date, but which consent may be granted or withheld in Buyer's sole and absolute discretion after the Due Diligence Termination
Date), unless the same shall be cancellable without penalty or premium, upon not more than thirty (30) days' notice from the owner of the Property.

10.4 ACTIVITIES. Seller hereby agrees to reasonably cooperate with Buyer in Buyer's efforts to obtain any permits, approvals or other development entitlements from any governmental or other regulatory entities or any agreements relating thereto, as Buyer deems necessary to permit Buyer to operate the Property as a shopping center.

10.5 NO PRE-PAID RENT. Seller shall not accept any rent from any Tenant (or any new tenant under any new lease to which Buyer has consented) for more than one
(1) month in advance of the payment date.

10.6 NOTICE OF CHANGE IN CIRCUMSTANCES. Seller shall promptly notify Buyer of any change in any condition with respect to the Property or any portion thereof or of any event or circumstance of which Seller becomes aware subsequent to the Execution Date which (a) makes any representation or warranty of Seller to Buyer under this Agreement materially untrue or materially misleading, or (b) makes any covenant or agreement of Seller under this Agreement incapable or materially less likely of being performed, it being expressly understood that Seller's obligation to provide information to Buyer under this paragraph shall in no way relieve Seller of any liability for a breach by Seller of any of its representations, warranties, covenants or agreements under this Agreement.

10.7 MAINTENANCE OF PROPERTY. Seller shall operate and maintain the Property in accordance with Seller's past practice and all applicable Laws, rules and regulations affecting the Property or any portion thereof.

10.8 ZONING. Except as expressly approved by Buyer in writing, Seller shall not seek any change in the zoning of the Real Property.

11. RISK OF LOSS.

11.1 CONDEMNATION. If, prior to the Closing, all or any material portion of the Property is taken by condemnation or eminent domain (or is the subject of a pending or contemplated taking which has not been consummated), Seller shall immediately notify Buyer of such fact. In such event, Buyer shall have the option to terminate this Agreement upon written notice to Seller given not later than thirty (30) days after receipt of such notice from Seller. Upon such termination, Escrow Agent shall return the Deposit to Buyer, the parties shall equally share the cancellation charges of Escrow Agent and Title Company, and neither party shall have any further rights or obligations hereunder, other than pursuant to any provision hereof which expressly survives the termination of this Agreement. Buyer shall have no right to terminate this Agreement as a result of any nonmaterial taking of the Property. If Buyer does not elect or has no right to terminate this Agreement, at the Closing, Seller shall assign and turn over to Buyer, and Buyer shall be entitled to receive and keep, all awards for the taking by condemnation and Buyer shall be deemed to have accepted the Property subject to the taking without reduction in the Purchase Price.

11.2 CASUALTY. Prior to the Closing and notwithstanding the pendency of this Agreement, the entire risk of loss or damage by earthquake, flood, landslide, fire or other casualty shall be borne and assumed by Seller. If, prior to the Closing any material part of the Property is damaged or destroyed by earthquake, flood, landslide, fire, hurricane, tornado or other casualty, Seller shall immediately notify Buyer of such fact. In such event, Buyer shall have the option to terminate this Agreement in the same manner as provided in Section
11.1 hereof upon written notice to Seller given not later than thirty (30) days after receipt of any such notice from Seller. Buyer shall have no right to termi nate this Agreement as a result of any nonmaterial damage or destruction of the Property. If Buyer does not elect or has no right to terminate this Agreement, at the Closing, Seller shall assign and turn over, and Buyer shall be entitled to receive and keep, all insurance proceeds payable with respect to such damage or destruction (which shall then be repaired or not at Buyer's option and cost) and Buyer shall receive as a credit against the Purchase Price an amount equal to the deductible amount with respect to the insurance and the parties shall proceed to Closing pursuant to the terms hereof without modification of the terms of this Agreement. If Buyer does not elect or has no right to terminate this Agreement by reason of any casualty, Buyer shall have the right to participate in any adjustment of the insurance claim.

12. LIQUIDATED DAMAGES; SPECIFIC PERFORMANCE.

12.1 LIQUIDATED DAMAGES. IN THE EVENT THAT THE ESCROW AND THIS TRANSACTION FAIL TO CLOSE SOLELY AS A RESULT OF THE DEFAULT OF BUYER IN THE PERFORMANCE OF ITS OBLIGATIONS UNDER THIS AGREEMENT, BUYER AND SELLER AGREE THAT SELLER'S ACTUAL DAMAGES WOULD BE IMPRACTICABLE OR EXTREMELY DIFFICULT TO FIX. THE PARTIES THEREFORE AGREE THAT IN THE EVENT THAT ESCROW AND THIS TRANSACTION FAIL TO CLOSE SOLELY AS A RESULT OF THE DEFAULT OF BUYER IN THE PERFORMANCE OF ITS OBLIGATIONS HEREUNDER, SELLER, AS SELLER'S SOLE AND EXCLUSIVE REMEDY, IS ENTITLED TO LIQUI DATED DAMAGES IN THE AMOUNT OF THE DEPOSIT THEN HELD BY ESCROW AGENT. IN THE EVENT ESCROW FAILS TO CLOSE SOLELY AS A RESULT OF BUYER'S DEFAULT, THEN (l) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF BUYER AND SELLER HEREUNDER AND THE ESCROW CREATED HEREBY SHALL TERMINATE, (2) ESCROW AGENT SHALL, AND IS HEREBY AUTHORIZED AND INSTRUCTED TO, RETURN PROMPTLY TO BUYER AND SELLER ALL DOCUMENTS AND INSTRUMENTS TO THE PARTIES WHO DEPOSITED THE SAME, (3) ESCROW AGENT SHALL DELIVER THE DEPOSIT THEN HELD BY ESCROW AGENT TO SELLER PURSUANT TO SELLER'S INSTRUCTIONS, AND THE SAME SHALL BE THE FULL, AGREED AND LIQUIDATED DAMAGES, AND
(4) ALL TITLE AND ESCROW CANCELLATION CHARGES SHALL BE CHARGED TO BUYER.

SELLER AND BUYER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THE PROVISIONS OF THIS SECTION 12.1, AND BY THEIR INITIALS IMMEDIATELY BELOW AGREE TO BE BOUND BY ITS TERMS.



JP                                           JK
Seller's Initials                            Buyer's Initials

12.2 DEFAULT BY SELLER. In the event that the Closing of the transaction contemplated in this Agreement does not occur by reason of any default by Seller, then (i) Escrow Agent shall return the Deposit to Buyer and (ii) Buyer shall be entitled to pursue any remedy available to it hereunder, at law or in equity, including, without limitation, the specific performance of this Agree ment; provided, however, that any amount of damages received by Buyer shall be limited to Buyer's actual out-of-pocket costs and expenses up to $15,000.00.

13. BROKERS.

Buyer and Seller each hereby represent, warrant to and agree with each other that it has not had, and shall not have, any dealings with any third party to whom the payment of any broker's fee, finder's fee, commission or other similar compensation ("COMMISSION") shall or may become due or payable in connection with the transaction contemplated hereby, other than with (i) Cushman & Wakefield of Texas, Inc., in its capacity as Buyer's representative, and (ii) Fo cus Realty Advisors, Inc., in its capacity as Seller's representative (collectively, the "BROKERS"). Seller hereby agrees to pay each of the Brokers through Escrow a Commission equal to the amount of one percent (1%) of the Purchase Price, in connection with the transaction contemplated hereby. Seller shall indemnify, defend and hold Buyer harmless from and against any and all claims, losses, damages, costs and expenses (including reasonable attorneys' fees, charges and disbursements) incurred by Buyer by reason of any breach or inaccuracy of the representation, warranty and agreement of Seller contained in this Section 13. Buyer shall indemnify, protect, defend and hold Seller harmless from and against any and all claims, losses, damages, costs and expenses (including reasonable attorneys' fees, charges and disbursements) incurred by Seller by reason of any breach or inaccuracy of the representation, warranty and agreement of Buyer contained in this Section 13. Notwithstanding the fact that Seller has agreed to pay each of the Brokers a Commission pursuant to this
Section 13, the Brokers are not Seller's agents and are not acting, in any manner, on Seller's behalf. No oral or written statement, act or omission by the Brokers shall bind or be attributed to Seller. The provisions of this Section 13 shall survive the Closing or earlier termination of this Agreement.




14. INDEMNIFICATION.

Buyer hereby agrees to indemnify, defend and hold Seller harmless from and against any claims, demands, obligations, losses, costs, damages, liabilities, judgments or expenses (including reasonable attorneys' fees, charges and disbursements) arising out of or in connection with the ownership, operation or maintenance of the Property after the Closing. Seller hereby agrees to indemnify, defend and hold Buyer harmless from and against any claims, demands, obligations, losses, costs, damages, liabilities, judgments or expenses (including reasonable attorneys' fees, charges and disbursements) arising out of or in connection with the ownership, operation or maintenance of the Property prior to the Closing. Each party shall do, execute and deliver, or shall cause to be done, executed and delivered, all such further acts and instruments which the other party may reasonably request in order to more fully effectuate the indemnifications provided for in this Agreement. The provisions of this Section 14 shall survive the Closing.

15. MISCELLANEOUS PROVISIONS.

15.1 GOVERNING LAW. This Agreement and the legal relations between the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Texas, without regard to its principles of conflicts of law.

15.2 ENTIRE AGREEMENT; MODIFICATIONS; WAIVER.

15.2.1 ENTIRE AGREEMENT. This Agreement, including the exhibits and schedules attached hereto, constitutes the entire agreement between Buyer and Seller pertaining to the subject matter hereof and supersedes all prior agreements, understandings, letters of intent, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements, express or implied, made to either party by the other party in connection with the subject matter hereof except as specifically set forth herein or in the documents delivered pursuant hereto or in connection herewith. Without limiting the foregoing, upon the execution of this Agreement, that certain letter, dated as of January 25, 1996, by and between Buyer and Seller, shall terminate and be of no further force or effect.

15.2.2 MODIFICATION. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

15.3 NOTICES. All notices, consents, requests, reports, demands or other communications hereunder (collectively, "Notices") shall be in writing and may be given personally, by registered or certified mail, or by Federal Express (or other reputable overnight delivery service).

To Buyer:          The Price REIT, Inc.
                   145 S. Fairfax Avenue, 4th Floor
                   Los Angeles, California 90036
                   Attention: Mr. Joseph K. Kornwasser
                   Telephone: (213) 937-8200
                   Facsimile: (213) 937-8175

With A Copy To:    Skadden, Arps, Slate, Meagher & Flom
                   300 South Grand Avenue, Suite 3400
                   Los Angeles, California 90071
                   Attention: Allan G. Mutchnik, Esq.
                   Telephone: (213) 687-5391
                   Facsimile: (213) 687-5600

To Seller:         MGC Joint Venture
                   c/o Uniteg Investment Company, Inc.
                   6800 Texas Commerce Tower, 68th Floor
                   Houston, Texas 77002-3054
                   Attention: Mr. Joseph W. Peacock
                   Telephone: (713) 222-6900
                   Facsimile: (713) 222-1614

With A Copy To:    Liddell, Sapp, Zivley, Hill & Lagoon, L.L.P.
                   600 Travis, 32nd Floor
                   Houston, Texas 77002
                   Attention: Stephen Jacobs, Esq.
                   Telephone: (713) 226-1382
                   Facsimile: (713) 223-3717

To Escrow          Chicago Title Insurance Company
Agent:             350 N. St. Paul, Suite 250
                   Dallas, Texas 75201
                   Attention: Ms. Marjorie Cox
                   Telephone: (214) 965-1668
                   Facsimile: (214) 720-1047

or to such other address or such other person as the addressee party shall have last designated by notice to the other party. All Notices shall be deemed to have been given when received.

15.4 EXPENSES. Subject to the allocation of Closing Costs provided in Section
7.6 hereof, whether or not the transactions contemplated by this Agreement shall be consummated, all fees and expenses incurred by any party hereto in connection with this Agreement shall be borne by such party.

15.5 ASSIGNMENT.

15.5.1 SELLER'S RIGHT TO ASSIGN. Seller shall not have the right, power, or authority to assign or pledge this Agreement or any portion of this Agreement, or to delegate any duties or obligations arising under this Agreement, voluntarily, involuntarily, or by operation of law, without Buyer's prior written consent.

15.5.2 BUYER'S RIGHT TO ASSIGN. Except as otherwise provided in this Agreement, Buyer shall have the right, power and authority to assign this Agreement or any portion of this Agreement or to delegate any duties or obligations arising under this Agreement, voluntarily, involuntarily or by operation of law, without Seller's consent; provided, however, that (i) Buyer shall provide written notice to Seller of any such assignment, (ii) no such assignment or delegation shall relieve Buyer of its obligations or liabilities under this Agreement, and (iii) the assignee must assume, in writing, for the express benefit of Seller, all of the obligations of Buyer arising hereunder, whether arising prior to or following the date of such assignment. Notwithstanding the foregoing, Buyer may not assign this Agreement or any portion of this Agreement or delegate any duties or obligations arising under this Agreement, voluntarily, involuntarily or by operation of law, at a time that Buyer is in default under this Agreement.

15.6 SEVERABILITY. Any provision or part of this Agreement which is invalid or unenforceable in any situation in any jurisdiction shall, as to such situation and such jurisdiction, be ineffective only to the extent of such invalidity and shall not affect the enforceability of the remaining provisions hereof or the validity or enforceability of any such provision in any other situation or in any other jurisdiction.

15.7 SUCCESSORS AND ASSIGNS: THIRD PARTIES. Subject to and without waiver of the provisions of Section 15.5 hereof, all of the rights, duties, benefits, liabilities and obligations of the parties shall inure to the benefit of, and be binding upon, their respective successors and assigns. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties hereto and their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

15.8 COUNTERPARTS. This Agreement may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same in strument.

15.9 HEADINGS. The Section headings of this Agreement are for convenience of reference only and shall not be deemed to modify, explain, restrict, alter or affect the meaning or interpretation of any provision hereof.

15.10 TIME OF ESSENCE. Time shall be of the essence with respect to all matters contemplated by this Agreement.

15.11 FURTHER ASSURANCES. In addition to the actions recited herein and contemplated to be performed, executed and/or delivered by Seller and Buyer, Seller and Buyer agree to perform, execute and/or deliver or cause to be performed, executed and/or delivered at Closing or after Closing any and all such further acts, instruments, deeds and assurances as may be reasonably required to consummate the transactions contemplated hereby.

15.12 NUMBER AND GENDER. Whenever the singular number is used, and when required by the context, the same includes the plural, and the masculine gender includes the feminine and neuter genders.

15.13 CONSTRUCTION. This Agreement shall not be construed more strictly against one party hereto than against any other party hereto merely by virtue of the fact that it may have been prepared by counsel for one of the parties.

15.14 POST-CLOSING ACCESS TO RECORDS. Upon receipt by Seller of Buyer's reasonable written request at anytime and from time to time within a period of one (1) year after the Closing, Seller shall, at Seller's principal place of business, during Seller's normal business hours, make all of Seller's records relating to the Property available to Buyer for inspection and copying (at Buyer's sole cost and expense).

15.15 EXHIBITS. All exhibits attached hereto are hereby incorporated by reference as though set out in full herein.

15.16 ATTORNEYS' FEES. In the event that either party hereto brings an action or proceeding against the other party to enforce or interpret any of the covenants, conditions, agreements or provisions of this Agreement, the prevailing party in such action or proceeding shall be entitled to recover all costs and expenses of such action or proceeding, including, without limitation, attorneys' fees, charges, disbursements and the fees and costs of expert witnesses.

15.17 BUSINESS DAYS. As used herein, the term "BUSINESS DAY" shall mean a day that is not a Saturday, Sunday or legal holiday. In the event that the date for the performance of any covenant or obligation under this Agreement shall fall on a Saturday, Sunday or legal holiday, the date for performance thereof shall be extended to the next Business Day.

15.18 DPTA WAIVER. Buyer hereby waives all rights that it may have under the Texas Deceptive Trade Practices and Consumer Protection Act (Section 17.41 et seq. of the Texas Business and Commerce Code), except Section 17.555 thereof. Buyer warrants and represents to Seller that Buyer is not in a significantly disparate bargaining position, that it is a business consumer with assets of $5,000,000.00 or more according to its most recent financial statement prepared in accordance with generally accepted accounting principles and that Buyer has knowledge and experience in financial and business matters that enable it to evaluate the merits and risks of a transaction.

15.19 TEXAS REAL ESTATE LICENSE ACT. The Texas Real Estate License Act requires written notice to Buyer that it should have an attorney examine an abstract of title to the property being purchased or obtain a title insurance policy. Notice to that effect is, therefore, hereby given to Buyer.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                            BUYER:

                            THE PRICE REIT, INC.
                            a Maryland corporation,

                            By: JOSEPH KORNWASSER
                                -----------------
                                Name: Joseph Kornwasser
                                Its:  President/CEO

                            SELLER:

                            MGC JOINT VENTURE,
                            a Texas joint venture,

                            By:  Uniteg Investment Company, Inc.,
                                 a Texas corporation,
                            Its: Managing Venturer

                                By:  JOSEPH W. PEACOCK
                                     -----------------
                                     Name: Joseph W. Peacock
                                     Its:  President


ESCROW AGENT

The undersigned Escrow Agent accepts the foregoing Agreement of Purchase and Sale and Joint Escrow Instructions and agrees to act as Escrow Agent under this Agreement in strict accordance with its terms and acknowledges receipt of two
(2) fully executed copies of this Agreement together with the Deposit.

CHICAGO TITLE INSURANCE COMPANY,
a Missouri corporation,


By: MARJORIE COX
    ------------------
    Name: Marjorie Cox
    Its:  Assistant Vice President
          Commercial Escrow Officer


                           ATTORNEY JOINDER

The undersigned have executed this Agreement in order to satisfy the waiver requirements set forth in Section 17.42(a)(3) of the Texas Business and Commerce Code.

                     COUNSEL FOR SELLER:

                     LIDDELL, SAPP, ZIVLEY, HILL & LABOON, L.L.P.

                     By: STEPHEN C. JACOBS
                         -----------------
                         Name:  Stephen C. Jacobs
                         Title: Partner


                     COUNSEL FOR BUYER:

                     SKADDEN, ARPS, SLATE, MEAGHER & FLOM

                     By: ALLAN MUTEHNIK
                         --------------
                         Name:  Allan Mutehnik
                         Title: Partner



                          LIST OF EXHIBITS



EXHIBIT "A"     LEGAL DESCRIPTION

EXHIBIT "B"     DEED

EXHIBIT "C"     SCHEDULE OF PERSONAL PROPERTY

EXHIBIT "D"     SELLER'S CERTIFICATE

EXHIBIT "E"     ASSIGNMENT OF LEASES

EXHIBIT "F"     BILL OF SALE AND ASSIGNMENT

EXHIBIT "G"     ESTOPPEL CERTIFICATE

EXHIBIT "H"     SELLER'S ESTOPPEL CERTIFICATE

EXHIBIT "I"     NON-FOREIGN AFFIDAVIT

EXHIBIT "I"     NOTICE TO TENANTS

EXHIBIT "K"     NOTICE TO VENDORS

EXHIBIT "L"     LEASE SCHEDULE

EXHIBIT "M"     TENANT ARREARAGE STATEMENT

EXHIBIT "N"     CONTRACT SCHEDULE

EXHIBIT "O"     TAXES

EXHIBIT "P"     LITIGATION

EXHIBIT "Q"     PROPERTY'S FINANCIAL STATUS




                    PURCHASE AND SALE AGREEMENT

                    AND JOINT ESCROW INSTRUCTIONS

                               dated

                           MARCH 22, 1996

                           by and between

                        THE PRICE REIT, INC.,

                             as Buyer,

                               and

                   TOWN EAST CENTRE JOINT VENTURE,

                            as Seller



                    PURCHASE AND SALE AGREEMENT
                   AND JOINT ESCROW INSTRUCTIONS
                   -----------------------------

THIS PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS ("AGREEMENT") is made and entered into as of March 22, 1996 (the "EXECUTION DATE"), by and between THE PRICE REIT, INC., a Maryland corporation ("BUYER"), and TOWN EAST CENTRE JOINT VENTURE, a Texas joint venture ("SELLER"), for the purpose of setting forth the agreement of the parties and of instructing Chicago Title Insurance Company ("ESCROW AGENT"), with respect to the transactions contemplated by this Agreement.

RECITALS

A. Seller is the owner of a fee simple interest in that certain real property located in the City of Mesquite, County of Dallas, State of Texas, as more particularly described on EXHIBIT "A" attached hereto (the "LAND"). The Land, together with the Improvements, the balance of the Real Property, the Personal Property and the Intangible Property (each as hereinafter defined) shall be collectively referred to herein as the "PROPERTY."

B. Seller desires to sell and Buyer desires to purchase the Property upon and subject to the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller hereby agree, and instruct Escrow Agent, as follows:

1. AGREEMENT TO PURCHASE AND SELL.

Seller agrees to sell, transfer and convey to Buyer, and Buyer agrees to acquire and purchase from Seller, the Property, upon the terms and conditions set forth herein.

2. PURCHASE PRICE.

The purchase price for the Property (the "PURCHASE PRICE") shall be the sum of EIGHT MILLION EIGHT HUNDRED TWENTY THOUSAND DOLLARS ($8,820,000.00), payable as follows:

2.1 INITIAL DEPOSIT. On or before the tenth (10th) Business Day following the date on which Seller delivers the Property Documents (as hereinafter defined) to Buyer, and provided that Buyer has not terminated this Agreement, Buyer shall deposit into Escrow (as hereinafter defined) the sum of FIFTY THOUSAND DOLLARS ($50,000.00) (which amount, together with any and all interest and dividends earned thereon, shall hereinafter be referred to as the "INITIAL DEPOSIT") by wire transfer or by certified or bank check payable to the order of Escrow Agent. The Initial Deposit shall not be refundable to Buyer unless: (i) this Agreement is terminated pursuant to the terms of Sections 4.1.1.2 (b), 4.2.2 ,
6.1.8 (but only if terminated after the Due Diligence Termination Date, as hereinafter defined) or 12.2 hereof; or (ii) any of the representations or warranties of Seller set forth in Section 8 hereof are materially false or misleading.

2.2 ADDITIONAL DEPOSIT. Upon the Due Diligence Termination Date, Buyer shall deposit into Escrow the sum of ONE HUNDRED THOUSAND DOLLARS ($100,000.00) (which amount, together with any and all interest and dividends earned thereon, shall hereinafter be referred to as the "ADDITIONAL DEPOSIT") by wire transfer or by certified or bank check payable to the order of Escrow Agent. The Initial Deposit together with the Additional Deposit shall hereinafter be referred to as the "DEPOSIT").

The Escrow Agent shall invest the Deposit in insured money market accounts, certificates of deposit, United States Treasury Bills or such other instruments as Buyer may instruct from time to time; provided, however, that the maturity date of each such instrument shall be on or prior to the Closing Date (as hereinafter defined). At the Closing (as hereinafter defined), the Deposit shall be paid to Seller and credited against the Purchase Price. In the event the sale of the Property is not consummated for any reason, other than a default under this Agreement solely on the part of Buyer, the Deposit shall be returned to Buyer.

2.3 BALANCE. At the Closing, Buyer shall pay to Seller the balance of the Purchase Price over and above the Deposit paid by Buyer under Sections 2.1 and
2.2 above, by wire transfer of federal funds, net of all prorations and ad justments as provided herein.

3. OPENING OF ESCROW.

On or before the second (2nd) Business Day (as hereinafter defined) after the Execution Date, Buyer and Seller shall cause a purchase and sale escrow ("ESCROW") to be opened with Escrow Agent by delivery to Escrow Agent of two (2) fully executed copies of this Agreement (the "OPENING OF ESCROW") and, provided that this Agreement is not earlier terminated, such Escrow shall be funded by Buyer's delivery of the Initial Deposit to Escrow Agent pursuant to the terms of
Section 2.1 hereof. This Agreement shall constitute escrow instructions to the Escrow Agent as well as the agreement of the parties. Escrow Agent is hereby appointed and designated to act as the Escrow Agent and instructed to deliver, pursuant to the terms of this Agreement, the documents and funds to be deposited into Escrow as herein provided. The parties hereto shall execute such additional escrow instructions, not inconsistent with this Agreement as determined by counsel for Buyer and Seller, as Escrow Agent shall deem reasonably necessary for its protection, including Escrow Agent's general provisions, if any (as may be modified by Buyer, Seller and Escrow Agent). In the event of any inconsistency between this Agreement and such additional escrow instructions, the provisions of this Agreement shall govern.

4. ACTIONS PENDING CLOSING.

4.1 DUE DILIGENCE PERIOD.
4.1.1 DUE DILIGENCE.

4.1.1.1 PROPERTY DOCUMENTS. On or before the fifth (5th) day after the Execution Date, Seller shall deliver to Buyer, at Seller's sole cost and expense, at its address set forth in Section 15.3 hereof, true, correct and complete copies of all of the following to the extent the same are in Seller's possession or reasonable control (collectively, the "PROPERTY DOCUMENTS"): contracts, documents, books, records, files, reports, correspondence and other materials relating to the Property, including, without limitation, as-built plans and specifications, income and expense records, Leases (as hereinafter defined), rent rolls, engineering tests and studies, soil tests, hazardous materials reports, termite reports, phase one environmental reports, service contracts, structural and mechanical reports, maps (including, without limitation, topographical maps), plans, agreements, governmental permits and approvals, licenses, appraisals, title poli cies, surveys, construction warranties, land studies, a description of existing and proposed local improvements affecting the Property (including, without limitation, assessment levels), any existing certificates previously issued by any governmental authorities confirming the zoning (to the extent in Seller's possession only), building and platting status of the Property, all correspondence with all governmental entities regarding the Property, all property tax statements and assessed value notices for the three years preceding the Execution Date, all insurance policies, and financial statements prepared by Seller showing all income, expenditures and other receipts from or with respect to the use, operation, maintenance or management of the Property for the three year period preceding the Execution Date.

4.1.1.2 DILIGENCE TESTS.

(a) At all reasonable times for a period of thirty (30) days following the Opening of Escrow (the "DUE DILIGENCE PERIOD"), Buyer, its agents and representatives shall be entitled at Buyer's sole cost and expense to (i) enter onto the Property during normal business hours and upon reasonable advance notice to Seller (subject to the Leases and any recorded restrictive covenants), to perform any inspections, investigations, studies and tests of the Property, including, without limitation, physical, structural, mechanical, architectural, engineering, soils, geotechnical and environmental tests that Buyer deems reasonable; (ii) cause an environmental assessment of the Property to be per formed, upon reasonable notice to Seller; and (iii) review all Property Documents and examine and copy any and all books and records maintained by Seller or its agents relating to the Property (including, without limitation, all documents relating to utilities, zoning, and the access, subdivision and appraisal of the Property). Buyer shall indemnify, defend and hold harmless Seller from all claims, causes of action, costs, losses, damages and reasonable attorneys' fees incurred by Seller in connection with or arising out of any inspections carried on, by or on behalf of Buyer pursuant to this Section 4.1.1.2; provided, however, that Buyer shall not indemnify Seller for any claim, loss or cause of action caused by Seller's gross negligence or willful misconduct or any physical condition existing on the Property prior to Buyer's entry thereon. In addition, if this Agreement is terminated, Buyer shall repair any damage to the Property caused by its entry thereon and restore the same to the condition in which it existed prior to such entry; provided, however, that Buyer shall have no obligation to repair any damage caused by Seller's gross negligence or willful misconduct or to remediate, contain, abate or control any "Material of Environmental Concern" (as hereinafter defined) or any hazardous defect that existed at the Property prior to Buyer's entry thereon. The provisions of this Section 4.1.1.2 shall survive the Closing or earlier termination of this Agreement.

(b) Notwithstanding anything to the contrary, Buyer shall cause an environmental assessment of the Real Property to be performed and an environmental report to be delivered to Buyer on or before the fifteenth (15th) Business Day following the Execution Date (the "ENVIRONMENTAL REPORT DATE"). If the environmental report is unfavorable in the reasonable discretion of Buyer, then on or before the third (3rd) Business Day following Buyer's receipt of the environmental report (but in no event later than the third (3rd) Business Day following the Environmental Report Date, regardless of whether a full environmental report is received) (the "FINAL ENVIRONMENTAL TERMINATION DATE"), Buyer may elect to terminate this Agreement by (i) delivering written notice of such election to Seller and Escrow Agent, including a detailed explanation of the reason for Buyer's termination, and (ii) delivering a copy of the environmental report to Seller (provided that Seller acknowledges that Buyer makes no representation or warranty as to the truth, accuracy, or completeness of such report). After the Final Environmental Termination Date, Buyer shall have no right to terminate this Agreement or to obtain a refund of the Initial Deposit based upon any dissatisfaction with environmental matters related to the Property.

4.1.2 TERMINATION RIGHT. Buyer shall have the right at any time on or before the last day of the Due Diligence Period (the "DUE DILIGENCE TERMINATION DATE") to terminate this Agreement if Buyer determines in its sole and absolute discretion that the Property is not acceptable to Buyer. In the event that Buyer fails to deliver a written notice to Seller and Escrow Agent waiving its termination right hereunder on or before the Due Diligence Termination Date, then (i) Escrow Agent shall deliver the Deposit to Seller (provided, however, that in the event that (a) this Agreement is terminated pursuant to the terms of Sections 4.1.1.2
(b), 4.2.2, 6.1.8 (if terminated after the Due Diligence Termination Date) or
12.2 hereof, or (b) any of the representations or warranties of Seller set forth in Section 8 hereof are materially false or misleading, then Escrow Agent shall return the Deposit to Buyer), (ii) the parties shall equally share the cancellation charges of Escrow Agent and Title Company (as hereinafter defined) and (iii) this Agreement shall automatically terminate and be of no further force or effect and neither party shall have any further rights or obligations hereunder, other than pursuant to any provision hereof which expressly survives the termination of this Agreement. In the event that this Agreement is terminated by Buyer, Buyer shall return the Property Documents to Seller within ten (10) days after the date on which this Agreement is terminated. Buyer's obligation to return the Property Documents pursuant to this Section 4.1.2 shall survive the termination of this Agreement.

4.1.3 INDEPENDENT CONTRACT CONSIDERATION. Contemporaneously with the execution of this Agreement by Buyer, Buyer shall pay directly to Seller the sum of One Hundred Dollars ($100), which amount Seller and Buyer hereby acknowledge and agree has been bargained for and agreed to as full and adequate consideration for Seller's execution, delivery and performance of this Agreement and Buyer's right to inspect the Property pursuant to this Agreement. The consideration provided for in this Section 4.1.3 is in addition to and independent of any other consideration or payment provided for herein and, to the extent payable, is non-refundable in all events.

4.2 TITLE.

4.2.1 DELIVERIES BY SELLER. On or before the fifth (5th) day after the Opening of Escrow, Seller shall deliver or cause to be delivered to Buyer the following:
(a) a Texas form of commitment for an owner's policy of title insurance (the "PTR") issued by Chicago Title Insurance Company (in such capacity, the "TITLE COMPANY"), together with legible copies of all documents referenced as exceptions therein (the "UNDERLYING DOCUMENTS"); and (b) a copy of that certain Texas Land Surveyors Category 1A Condition II as-built survey of the Property, dated as of November 27, 1995 (the "SURVEY"), by Brockette Davis Drake, showing all Improvements, all easements, all roads, all utilities, the number of parking spaces, access to and from the Land, and drainage ditches, set-back lines, protrusions, encroachments, and encumbrances affecting the same. The PTR, the Underlying Documents and the Survey shall be collectively referred to herein as the "TITLE DOCUMENTS."

4.2.2 BUYER'S REVIEW OF TITLE. Buyer shall have five (5) Business Days after its receipt of all of the Title Documents to notify Seller and Escrow Agent in writing ("BUYER'S OBJECTION LETTER") of any objection which Buyer may have to any matters reported or shown in the Title Documents or any updates thereof (provided, however, that if any updates of the Survey received by Buyer reflect additional matters not previously disclosed by the Title Documents, Buyer shall have an additional three (3) Business Days following Buyer's receipt of such update to notify Seller and Escrow Agent of objections to such additional items). Matters reported in or shown by the Title Documents (or any updates thereof) and not objected to by Buyer as provided above shall be deemed to be "PERMITTED EXCEPTIONS." Seller shall have no obligation to cure or correct any matter objected to by Buyer, other than any Liens (as hereinafter defined). However, on or before the third (3rd) Business Day following Seller's receipt of Buyer's Objection Letter, (i) Seller may elect, by delivering written notice of such election to Buyer and Escrow Agent ("SELLER'S RESPONSE"), to either remove or, to Buyer's reasonable satisfaction, insure over any matters objected to in Buyer's Objection Letter and (ii) Seller shall order an update of the Survey, certified to Buyer, Title Company and such other persons or entities as Buyer may, in its reasonable discretion, request. If Seller fails to remove or satisfactorily insure over any exceptions or matters objected to by Buyer, then Buyer must elect, by delivering written notice of such election to Seller and Escrow Agent ("BUYER'S RESPONSE") on or prior to the third (3rd) Business Day following Buyer's receipt of Seller's Response, to: (a) terminate this Agreement (in which case Escrow Agent shall return the Initial Deposit to Buyer, the parties shall equally share the cancellation charges of Escrow Agent and Title Company and neither party shall thereafter have any rights or obligations to the other hereunder, other than pursuant to any provision hereof which expressly survives the termination of this Agreement); or (b) proceed to a timely Closing whereupon such objected to exceptions or matters shall be waived and deemed to be Permitted Exceptions. In the event that Buyer fails to deliver Buyer's Response in accordance with the terms hereof, then Buyer shall be deemed to have elected to waive such objected to exceptions or matters and such exceptions or matters shall be deemed to be Permitted Exceptions. Notwithstanding anything to the contrary contained herein, Seller shall be required to discharge and remove any and all liens (the "LIENS") affecting the Property which secure an obligation to pay money at Closing (other than installments of real estate taxes not delinquent as of the Closing) and, even though Buyer does not expressly disapprove such Liens, such Liens shall not be Permitted Exceptions. Seller may use proceeds from the Closing to discharge and remove any Liens. In the event that Seller fails to remove any Liens at the Closing either by obtaining a bond (reasonably acceptable to Buyer) or by discharging such Liens, then Buyer may elect to either (i) discharge any Liens which can be discharged by the payment of money and deduct from the Purchase Price the amount necessary to do so or
(ii) pursue any other remedy identified in clause (a) of this Section 4.2.2 (except the Initial Deposit shall be non-refundable), or clause (b) of this
Section 4.2.2.

4.2.3 CONDITION OF TITLE AT CLOSING. Upon the Closing, Seller shall sell, transfer and convey to Buyer fee simple title to the Real Property by a duly executed and acknowledged special warranty deed in the form of EXHIBIT "B" attached hereto (the "DEED"), subject only to the Permitted Exceptions. Prior to Closing, Seller shall not take any action or commit or suffer any acts which would give rise to a variance from the current legal description of the Real Property, or cause the creation of any exception or encumbrance against or respecting the Real Property without the prior written consent of Buyer (which consent may not be unreasonably withheld on or prior to the Due Diligence Termination Date, but which consent may be granted or withheld in Buyer's sole and absolute discretion after the Due Diligence Termination Date). Nothing in this Section 4.2.3 shall preclude Buyer from disapproving title matters in accor dance with the provisions of Section 4.2.2 above.

4.3 BUYER'S BOARD APPROVAL CONTINGENCY. Buyer shall have until the Due Diligence Termination Date to obtain the approval of Buyer's Board of Directors with respect to the transactions contemplated herein and, in the event that Buyer does not obtain such approval, Buyer shall have the right to terminate this Agreement. In the event that Buyer fails to deliver a written notice to Seller and Escrow Agent waiving its termination right hereunder on or before the Due Diligence Termination Date, then (i) Escrow Agent shall return the Deposit to Seller, (ii) the parties shall equally share the cancellation charges of Escrow Agent and Title Company and (iii) this Agreement shall automatically terminate and be of no further force or effect and neither party shall have any further rights or obligations hereunder, other than pursuant to any provision hereof which expressly survives the termination of this Agreement.

5. DESCRIPTION OF PROPERTY.

5.1 THE IMPROVEMENTS. As used herein, the term "IMPROVEMENTS" shall mean, all buildings, improvements, structures and fixtures now or hereafter located on or in the Land, including, without limitation, those certain buildings being used for the operation of a shopping center (the "SHOPPING CENTER") commonly known as "Town East Centre."

5.2 THE REAL PROPERTY. As used herein, the term "REAL PROPERTY" shall include
(i) the Land, (ii) the Improvements, (iii) all of Seller's right, title and interest in and to all apparatus, equipment and appliances used in connection with the operation or occupancy of the Land and the Improvements (such as heating, air conditioning or mechanical systems and facilities used to provide any utility services, refrigeration, ventilation, waste disposal or other services) and now or hereafter located on or in the Land or the Improvements, and (iv) all of Seller's right, title and interest in and to the rights, privileges and easements appurtenant to or used in connection with the Land and the Improvements, including, without limitation, all minerals, oil, gas and other hydrocarbon substances, all development rights, air rights, water, water rights, waste water capacity and water stock relating to the Land, all strips and gores, streets, alleys, easements, rights-of-way, public ways, or other rights appurtenant, adjacent or connected to the Land.

5.3 THE PERSONAL PROPERTY. As used herein, the term "PERSONAL PROPERTY" shall mean all of that certain tangible personal property, equipment and supplies owned by Seller and either situated at the Real Property or used by Seller in connection with the use, operation, maintenance or repair of the Real Property, including, without limitation, all Personal Property described on a list to be delivered by Seller to Buyer as a Property Document on or before the fifth (5th) day after the Execution Date; provided, however, that the Personal Property shall not include any computer equipment that is used by Seller in generating or maintaining books and records for the Property.

5.4 THE INTANGIBLE PROPERTY. As used herein, the term "INTANGIBLE PROPERTY" shall mean all of that certain intangible property owned by Seller and used by Seller in connection with the Real Property and/or the Personal Property, including, without limitation, (i) the Leases, all contract rights, books, records, reports, test results, environmental assessments, as-built plans, specifications and other similar documents and materials relating to the use, operation, maintenance, repair, construction or fabrication of the Real Property or the Personal Property; (ii) all of Seller's right, title and interest in and to any trademarks and trade names, including, without limitation, all rights in and to the name "Town East Centre;" (iii) all transferable business licenses, architectural, site, landscaping or other permits, applications, approvals, authorizations and other entitlements affecting the Real Property; and (iv) all transferable guarantees, warranties and utility contracts relating to the Real Property. Notwithstanding the foregoing, Buyer hereby acknowledges that Seller has not registered any trademark or trade name in connection with the Real Property or the Personal Property and has not made any representations to Buyer that Seller has any rights in or to any trademark or trade name.

6. CONDITIONS PRECEDENT TO CLOSING.

6.1 BUYER'S CONDITIONS. The obligation of Buyer to purchase the Property in accordance with this Agreement is subject to the following conditions precedent (and conditions concurrent, with respect to deliveries to be made by the parties at Closing) (the "CLOSING CONDITIONS"), which conditions may be waived by Buyer, or the time for satisfaction thereof extended by Buyer and Seller only in a writing executed by Buyer and Seller:

6.1.1 TITLE. Title Company shall be prepared and irrevocably committed to issue to Buyer a Texas form of owner's policy of title insurance in favor of Buyer in an amount equal to the Purchase Price showing indefeasible fee simple title to the Property vested in Buyer, with those endorsements reasonably requested by Buyer to the extent available in Texas, subject only to the Permitted Exceptions (collectively, the "OWNER'S TITLE POLICY").

6.1.2 SELLER'S DUE PERFORMANCE. All of the representations and warranties of Seller set forth in Section 8 below shall be materially true and correct as of the Closing Date, and Seller, on or prior to the Closing Date, shall have complied with and/or performed all of the obligations, covenants and agreements required on the part of Seller to be complied with or performed pursuant to the terms of this Agreement. On the Closing Date, Seller shall deliver a certificate, in the form of EXHIBIT "C" attached hereto (the "SELLER'S CERTIFICATE"), to Buyer certifying that (i) all of the representations, covenants and warranties of Seller made in or pursuant to this Agreement, including, without limitation, those set forth in Sections 8 and 10 below, are materially true, accurate, correct and complete as of the Closing, (ii) all conditions to the Closing that Seller was to satisfy or perform have been satisfied, performed or waived, and (iii) to Seller's knowledge, all conditions to the Closing that Buyer was to satisfy or perform have been satisfied and performed.

6.1.3 PHYSICAL CONDITION OF PROPERTY. Subject to the provisions of Section 11 below, the physical condition of the Property shall be substantially the same on the Closing Date as on the Execution Date, except for any damages due to any act of Buyer or Buyer's representatives.

6.1.4 BANKRUPTCY. No action or proceeding shall have been commenced by or against Seller under the federal bankruptcy code or any state law for the relief of debtors or for the enforcement of the rights of creditors and no attachment, execution, lien or levy shall have attached to or been issued with respect to the Property or any portion thereof.

6.1.5 LEASES. At the Closing, Seller shall assign all of Seller's rights and remedies under the Leases, including, without limitation, the right to any security deposits and prepaid rent, to Buyer pursuant to an assignment and assumption of leases and security deposits (the "ASSIGNMENT OF LEASES") in the form of EXHIBIT "D" attached hereto.

6.1.6 ASSIGNMENT OF REA. At the Closing, Seller shall assign all of Seller's right, title and interest in, to and under that certain Reciprocal Easement Agreement, dated as of January 24, 1991, by and between Seller and Home Depot U.S.A., Inc. (the "REA"), pursuant to an assignment of reciprocal easement agreement (the "ASSIGNMENT OF REA") in the form of EXHIBIT "E" attached hereto.

6.1.7 BILL OF SALE. At the Closing, Seller shall deliver to Buyer a bill of sale and assignment (the "BILL OF SALE AND ASSIGNMENT"), by which Seller shall transfer to Buyer all the Personal Property and the Intangible Property, including, without limitation, the Property Documents, but excluding the Leases, in each case free of all liens and encumbrances other than the Permitted Exceptions, in the form of EXHIBIT "F" attached hereto.

6.1.8 ESTOPPEL CERTIFICATES. Seller shall use commercially reasonable efforts to deliver the following to Buyer, on or before the tenth (10th) day prior to the Closing (collectively, the "ESTOPPEL CERTIFICATES"):

6.1.8.1 a certificate, in the form of EXHIBIT "G" attached hereto, executed by Sears (the "SEARS ESTOPPEL CERTIFICATE").

6.1.8.2 certificates, each substantially in the form of EXHIBIT "H" attached hereto, executed by each Tenant (as hereinafter defined) other than Sears (collectively, and together with the Sears Estoppel Certificate, the "TENANT ESTOPPEL CERTIFICATES").

6.1.8.3 a certificate, substantially in the form of EXHIBIT "I" attached hereto, executed by each of the parties to the REA.

In the event that Seller is unable to deliver one hundred percent (100%) of the Estoppel Certificates to Buyer, but is able to deliver at least seventy-five percent (75 %) of the Tenant Estoppel Certificates to Buyer, then Seller shall execute and deliver to Buyer an estoppel certificate in the form of EXHIBIT "H" attached hereto (the "SELLER'S ESTOPPEL CERTIFICATE") with respect to any Lease or REA for which Buyer did not receive an Estoppel Certificate. Buyer shall review and approve or disapprove any substantive variation in the form of the Estoppel Certificates and the Seller's Estoppel Certificates in Buyer's reasonable discretion. In the event that Seller fails to deliver at least seventy-five percent (75%) of the Tenant Estoppel Certificates to Buyer as required hereunder, or Buyer disapproves any of the Estoppel Certificates or Seller's Estoppel Certificates in accordance with the terms hereof, Buyer may elect to terminate this Agreement (in which case the parties shall equally share the cancellation charges of Escrow Agent and Title Company, neither party shall thereafter have any rights or obligations to the other hereunder, other than pursuant to any provision hereof which expressly survives the termination of this Agreement, and if the termination occurs on or before the Due Diligence Termination Date, Escrow Agent shall return the Deposit to Seller, but if the termination occurs after the Due Diligence Termination Date, Escrow Agent shall return the Deposit to Buyer). Notwithstanding anything to the contrary contained herein, in the event that Seller fails to deliver one hundred percent (100%) of the Estoppel Certificates to Buyer as required hereunder, each party shall have the right to unilaterally extend the Closing for up to thirty (30) days, in order to allow Seller a reasonable amount of additional time to obtain such certificates.

6.1.9 NON-FOREIGN SELLER'S AFFIDAVIT. On or before the Closing, Seller shall deliver to Buyer the Non-Foreign Seller's Affidavit (the "NON-FOREIGN SELLER'S AFFIDAVIT") in the form of EXHIBIT "I" attached hereto, executed by Seller.

6.1.10 NO MORATORIA. No moratorium, statute, regulation, ordinance, or federal, state, county or local legislation, or order, judgment, ruling or decree of any governmental agency or of any court shall have been enacted, adopted, issued, entered or pending which would adversely affect the current use of the Property as a shopping center.

6.2 FAILURE OF CLOSING CONDITIONS. Subject to Buyer's rights hereunder, if any of the Closing Conditions have not been fulfilled within the applicable time periods, Buyer may:

(a) waive the Closing Condition and close Escrow in accordance with this Agreement, without adjustment or abatement of the Purchase Price, except as otherwise provided herein; or

(b) cure (by payment or obtaining a bond) or discharge any Liens in accordance with the terms of Section 4.2.2 hereof; or

(c) terminate this Agreement by written notice to Seller and to Escrow Agent, in which event Escrow Agent shall return the Deposit to Buyer, Seller shall pay for all of the cancellation charges of Title Company and Escrow Agent and Buyer shall be entitled to pursue its rights and remedies pursuant to Section 12.2 hereof.

7. CLOSING.

7.1 CLOSING DATE. Subject to the provisions of this Agreement, the "Closing" (as defined below) shall take place on the thirtieth (30th) day following the Due Diligence Termination Date, or on such other date as the parties hereto may agree. As used herein, the following terms shall have the following meanings:
(i) the "CLOSING" shall mean the recordation of the Deed in the Official Public Records of Real Property of Dallas County, Texas (the "OFFICIAL RECORDS"); and
(ii) the "CLOSING DATE" shall mean the date upon which the Closing actually occurs.

7.2 DELIVERIES BY SELLER. Not less than one (1) Business Day prior to the Closing Date, Seller, at its sole cost and expense, shall deliver or cause to be delivered into Escrow the following documents and instruments, each dated as of the Closing Date, in addition to the other items and payments required by this Agreement to be delivered by Seller:

7.2.1 DEED. The original executed and acknowledged Deed conveying the Property to Buyer or its nominee;

7.2.2 NON-FOREIGN SELLER'S AFFIDAVIT. The original Non-Foreign Seller's Affidavit executed by Seller;

7.2.3 ASSIGNMENT OF LEASES. Four (4) original executed counterparts of the Assignment of Leases;

7.2.4 ASSIGNMENT OF REA. Four (4) original executed and acknowledged counterparts of the Assignment of REA;

7.2.5 BILL OF SALE AND ASSIGNMENT. Four (4) original executed counterparts of the Bill of Sale and Assignment;

7.2.6 SELLER'S CERTIFICATE. Four (4) original Seller's Certificates, executed by Seller;

7.2.7 PROOF OF AUTHORITY. Such proof of Seller's authority and authorization to enter into this Agreement and the transaction contemplated hereby, and such proof of the power and authority of the individual(s) executing or delivering any instruments, documents or certificates on behalf of Seller to act for and bind Seller as may be reasonably required by Title Company or Buyer; and

7.2.8 OTHER. Such other documents and instruments, signed and properly acknowledged by Seller, if appropriate, as may be reasonably required by Buyer, Escrow Agent, or otherwise in order to effectuate the provisions of this Agreement and the Closing of the transactions contemplated herein.

7.3 DELIVERIES BY BUYER. On or before the Closing, Buyer shall deliver or cause to be delivered into Escrow the following:

7.3.1 BALANCE OF PURCHASE PRICE. The balance of the Purchase Price pursuant to
Section 2 hereof and Buyer's share of prorations and Closing Costs, as provided in Sections 7.5 and 7.6, respectively;

7.3.2 ASSIGNMENT OF LEASES. Four (4) original executed counterparts of the Assignment of Leases;

7.3.3 ASSIGNMENT OF REA. Four (4) original executed and acknowledged counterparts of the Assignment of REA;

7.3.4 BUYER'S CERTIFICATE. A certificate, in the form of EXHIBIT "K" attached hereto, certifying that (i) all of the representations, covenants and warranties of Buyer made in or pursuant to this Agreement are materially true, accurate, correct and complete as of the Closing, (ii) all conditions to the Closing that Buyer was to satisfy or perform have been satisfied, performed or waived, and
(iii) to Buyer's knowledge, all conditions to the Closing that Seller was to satisfy or perform have been satisfied or performed; and

7.3.5 OTHER. Such other documents and instruments, signed and properly acknowledged by Buyer, if appropriate, as may reasonably be required by Escrow Agent or otherwise in order to effectuate the provisions of this Agreement and the closing of the transactions contemplated herein.

7.4 ACTIONS BY ESCROW AGENT. Provided that Escrow Agent shall not have received written notice from Buyer or Seller of the failure of any condition to the Closing or of the termination of the Escrow and this Agreement, when Buyer and Seller have deposited into Escrow the documents and funds required by this Agreement, and Title Company is committed to issue the Owner's Title Policy with an effective date of the Closing Date, Escrow Agent shall, in the order and manner herein below indicated, take the following actions:

7.4.1 RECORDING. Following Title Company's acknowledgement that it is prepared and irrevocably committed to issue the Owner's Title Policy to Buyer, cause the Deed and any other documents which the parties hereto may mutually direct to be recorded in the Official Records and obtain conformed copies thereof for distribution to Buyer and Seller.

7.4.2 FUNDS. Upon receipt of confirmation of the recordation of the Deed and such other documents as were recorded pursuant to Section 7.4.1 above, disburse all funds deposited with it by Buyer as follows:

(a) pursuant to the Closing Statement (as hereinafter defined), retain for Escrow Agent's own account all escrow fees and costs, disburse to Title Company the fees and expenses incurred in connection with the issuance of the Owner's Title Policy, and disburse to any other persons or entities entitled thereto the amount of any other Closing Costs;

(b) disburse to Seller an amount equal to the Purchase Price, less or plus the net debit or credit to Seller by reason of the prorations and allocation of Closing Costs provided for in this Section 7. Seller's portion (as provided in Section 7.6 below) of the escrow fees, title fees and other Closing Costs shall be paid pursuant to clause (a) above; and

(c) disburse to Buyer any remaining funds in the possession of Escrow Agent after payments pursuant to (a) and (b) above have been completed.

7.4.3 DELIVERY OF DOCUMENTS. Deliver to Buyer and Seller each two (2) originals of all documents, other than the Deed and the Non-Foreign Seller's Affidavit, deposited into Escrow.

7.4.4 TITLE POLICY. Cause Title Company to issue the Owner's Title Policy to Buyer.

7.5 PRORATIONS. Rentals, revenues, and other income, if any, from the Property, service or other contract fees, utility costs, and other expenses affecting the Property shall be prorated between Buyer and Seller as of the Closing Date based on a 365-day year. For purposes of calculating prorations, Buyer shall be deemed to be title holder of the Property, and therefore entitled to the income and responsible for the expenses, after 12:01 a.m. on the Closing Date. Notwithstanding the foregoing, with respect to percentage rent under the Leases, prorations shall be made following the end of the calendar year in which the Closing occurs so that all percentage rents received by Buyer with respect to such calendar year shall be prorated between Buyer and Seller as of the Closing Date. Delinquent rentals as of the Closing Date (including, without limitation, any rent or additional rent (and any adjustments thereto for common area mainte nance or insurance payments) that has not been paid as of the Closing Date), shall not be prorated, but when paid to Buyer shall be delivered by Buyer to Seller, provided that all current rent has then been paid with respect to such Leases. After the Closing, Buyer shall use commercially reasonable efforts to collect delinquent rents on behalf of Seller, provided that with respect to such efforts Seller shall reimburse Buyer for its reasonable costs and expenses. After the Closing, Seller shall have no right to proceed in any manner or make any claim against Tenants for rents that were delinquent as of the Closing Date. On the Closing Date, Buyer shall receive as a credit to the Purchase Price an amount equal to the sum of: (i) security deposits which were paid by Tenants to Seller, (ii) expenses and other sums owed by Seller to Tenants for work or disputes which occurred prior to the Closing Date, and (iii) rentals already received by Seller attributable to periods after the Closing Date. Buyer shall receive a credit against the Purchase Price in an amount equal to the sum of all amounts actually received by Seller from Tenants prior to the Closing Date for non-delinquent real estate taxes, assessments and improvement bonds on the Property for the year 1996. If any other expenses attributable to the Property and allocable to the period prior to the Closing are discovered or billed after the Closing, the parties shall make any necessary adjustment after the Closing by cash payment to the party entitled thereto so that Seller shall have borne all expenses allocable to the period prior to the Closing and Buyer shall bear all expenses allocable to the period from and after the Closing. The provisions of this Section 7.5 shall survive the Closing.

Ten (10) days prior to the Closing, Escrow Agent shall deliver to each of the parties for their review and approval a preliminary closing statement (the "PRELIMINARY CLOSING STATEMENT") based on an income expense statement prepared by Seller, approved by Buyer, and delivered to Escrow Agent prior to said date, setting forth (i) the proration amounts allocable to each of the parties pursuant to this Section 7.5 and (ii) the Closing Costs allocable to each of the parties pursuant to Section 7.6 hereof. Based on each of the party's comments, if any, regarding the Preliminary Closing Statement, Escrow Agent shall revise the Preliminary Closing Statement and deliver a final, signed version of a closing statement to each of the parties at the Closing (the "CLOSING STATEMENT").

7.6 Closing Costs. Each party shall pay its own costs and expenses arising in connection with the Closing (including, without limitation, its own attorney and advisor fees), except the following costs (the "CLOSING COSTS"), which shall be allocated between the parties as follows:

(i) Seller shall pay any and all documentary transfer, stamp, sales and other taxes related to the transfer of the Property, one-half (1/2) of Escrow Agent's escrow fees and costs, the cost of the Survey (if not already paid), the cost of the standard portion of the Owner's Title Policy and all recording fees.

(ii) Buyer shall pay one-half (1/2) of Escrow Agent's escrow fees and costs, the cost of the modification of the "survey exception" to the Owner's Title Policy, the cost of all endorsements to the Owner's Title Policy, and the sum of all deposits currently being held by utility companies pursuant to those certain utility contracts which are being assigned to Buyer under the Bill of Sale.

7.7 DELIVERIES OUTSIDE OF ESCROW. Seller shall deliver possession of the Property, subject to the Leases, to Buyer upon the Closing. Further, Seller hereby covenants and agrees to deliver to Buyer, on or prior to the Closing, the following items:

7.7.1 APPROVALS. Originals of the Approvals (as hereinafter defined);

7.7.2 INTANGIBLE PROPERTY. The Intangible Property, including, without limitation, the original Property Documents and the original Leases; and

7.7.3 PERSONAL PROPERTY. The Personal Property, including, without limitation, all keys, pass cards, remote controls, security codes, computer software and other devices relating to access to the Improvements.


7.7.4 NOTICES.

7.7.4.1 NOTICE TO TENANTS. A letter for each Tenant in the form attached hereto as EXHIBIT "L," duly executed by Seller, dated as of the Closing Date and addressed to the Tenants, informing such Tenants of the transfer of the Property and the assignment of the Leases to Buyer together with an instruction to pay all amounts due under the Leases following the Closing Date to Buyer.

7.7.4.2 NOTICE TO VENDORS. A letter for each of the vendors of the Service Contracts (as hereinafter defined) in the form attached hereto as EXHIBIT "M." duly executed by Seller, dated as of the Closing Date and addressed to each Service Contract vendor, informing said vendors of the assignment of the Service Contracts to Buyer.

8. SELLER'S REPRESENTATIONS AND WARRANTIES.

Seller represents and warrants to and agrees with Buyer, as of the Execution Date and as of the Closing, as follows:

8.1 TITLE. Seller is the legal and equitable owner of the Property and has the full right to convey the Property.

8.2 LEASES.

8.2.1 LEASE SCHEDULE. The schedule attached hereto as EXHIBIT "N" (the "LEASE SCHEDULE") is true, correct and complete with respect to: (i) the leases, licenses, tenancies, concession agreements, subleases, and other occupancy agreements to which Seller is a party, including, without limitation, all amendments, modifications, assignments and guarantees thereof and options to renew or extend the term thereof, whether oral or written, now in effect at the Property (collectively, the "LEASES"), (ii) to Seller's knowledge, the identities of the tenants under the Leases (the "TENANTS"), (iii) to Seller's knowledge, the commencement and expiration dates of the Leases, (iv) to Seller's knowledge, the security and other deposits maintained, if any, with respect to the Leases, (v) to Seller's knowledge, the current rents, (vi) to Seller's knowledge, all contributions to common area maintenance, operating expenses and insurance under the Leases, (vii) to Seller's knowledge, any notification from any of the Tenants regarding their election to extend, renew or cancel any of the Leases, and (viii) to Seller's knowledge, any and all advances, concessions, allowances, credits, rebates, offsets or other cases for relief or adjustment (to the extent not expressly set forth in the Leases), including, without limitation, any unpaid reimbursements for Tenant improvements and any "free" or "reduced" rent.

8.2.2 TENANT ARREARAGES. The schedule attached hereto as EXHIBIT "O" the ("TENANT ARREARAGE STATEMENT") is a true, correct and complete statement of Tenant arrearages and accrued but unpaid minimum and additional rents, percentage rents, expense escalations, tax and other adjustments and charges attributable to the period prior to 12:01 a.m. on the Closing Date. Except as set forth on the Tenant Arrearage Statement, there are no arrearages in rent or additional rent under any of the Leases.

8.2.3 DELIVERY AND STATUS OF LEASES. Except as shown on the Lease Schedule, the Leases are in full force and effect and, to Seller's knowledge, are free from default by Seller or any other party. To Seller's knowledge, except as disclosed to Buyer herein, no event has occurred which with notice, lapse of time or both would constitute an event of default under any of the Leases. Seller has no knowledge, as of the date hereof, that any Tenant intends to discontinue its operations at the Property or intends to commit a material breach of its Lease. True, correct and complete copies of all Leases shall be delivered to Buyer in accordance with Section 4.1.1 hereof. At any time prior to the Closing, Seller shall promptly deliver to Buyer a written explanation of any inconsistencies or differences between the Lease Schedule and the copies of the Leases delivered to Buyer to the extent that any such inconsistencies or differences are identified to Seller by Buyer.

8.2.4 SECURITY DEPOSITS. Except as set forth on the Lease Schedule, there are no security deposits held by the landlord under any of the Leases.

8.2.5 SERVICES TO TENANTS. To Seller's knowledge, all of the services required to be supplied to each Tenant are presently being supplied and will continue to be supplied through the Closing Date, and Seller has received no notices of any failure of Seller to supply any of said services to any Tenant. Seller has had no notice from any Tenant of any items of work to be completed pursuant to any of the Leases for the benefit of any Tenant and Seller has no knowledge of any such work to be done except as may otherwise be set forth in the Leases. To Seller's knowledge, no Tenant is entitled to any additional work during the term of its Lease' including the painting of the leased premises, except as may otherwise be set forth in the Leases.

8.2.6 NO TENANT DISPUTES. Seller has not received any notice whatsoever from any Tenant, including, without limitation, notices to cancel, renew or extend any Leases or supply any additional services to such Tenant except as may otherwise be set forth in the Property Documents. Except as otherwise set forth in the Property Documents, Seller has not received any notification from any Tenant that it disputes the computation of the rents payable pursuant to its Lease or the base year for escalation rents payable by such Tenant.

8.2.7 NO VIOLATIONS. Seller has received no written notice that the occupancy of any Tenant, under its Lease, violates any Law (as hereinafter defined).

8.2.8 NO PRE-PAID RENT. No Tenant has paid any rent for more than one (1) month in advance except as may otherwise be set forth in the Lease Schedule.

8.2.9 NO BROKER'S COMMISSIONS. There will be no brokerage or other leasing commissions payable in connection with any of the Tenants under presently existing Leases or new leases or amendments thereto (including, without limitation, any extension or expansion options that may exist under the Leases).

8.2.10 NO NEW LEASES. Seller shall not enter into any new lease, or extend, renew or amend any Lease, without Buyer's prior written consent (which consent may not be unreasonably withheld on or prior to the Due Diligence Termination Date, but which consent may be granted or withheld in Buyer's sole and absolute discretion after the Due Diligence Termination Date).

8.2.11 ASSIGNMENT. All of the Leases are assignable to Buyer in connection with its purchase of the Property without the necessity for any approval, consent or additional payment.

8.3 REA. To Seller's knowledge: (i) the REA is in full force and effect and has not been assigned, modified, supplemented or amended, except as otherwise provided in recorded documents; and (ii) no party to the REA is in default of its obligations thereunder.

8.4 CONDITION OF PROPERTY. Except as otherwise provided in the Property Documents, Seller has not received any notice of any defects in the Property from any Tenants or any other third parties, including, without limitation, any governmental agencies.

8.5 SHOPPING CENTER. Seller has not received any notice of any contemplated changes in any applicable legal requirements which would adversely affect the use, operation, maintenance or management of the Shopping Center. Seller will continue to operate and manage the Shopping Center in the same manner as presently conducted.

8.6 SPECIAL ASSESSMENTS OR CONDEMNATION. There are not presently pending (i) any special assessments or (ii) condemnation actions against the Property or any part, and Seller has no knowledge of any threatened, contemplated or pending special assessments or eminent domain proceedings that would affect the Property or any part thereof in any way whatsoever.

8.7 UTILITIES. To Seller's knowledge, all water, sewer, electric, gas, telephone, and drainage facilities, and all other utilities required for the current operation of the Property are installed to the property lines of the Property and have been connected to the Improvements pursuant to valid permits. Seller has no knowledge of any basis on which the same will not remain available after the Closing.

8.8 SERVICE CONTRACTS. There are no service, maintenance, repair, management, leasing, or supply contracts or other contracts (including, without limitation, janitorial, elevator, equipment, brokerage, and landscaping agreements) (the "SERVICE CONTRACTS") affecting the Property, oral or written, except as set forth on a list to be delivered by Seller to Buyer as a Property Document on or before the fifth (5th) day after the Execution Date (the "CONTRACT SCHEDULE") and, except as set forth on the Contract Schedule, all Service Contracts are cancelable without cost at the option of Seller or the then owner of the Property upon not more than thirty (30) days' prior written notice. All of the Service Contracts are assignable to Buyer in connection with its purchase of the Property without the necessity for any approval, consent or additional payment. True, correct and complete copies of all Service Contracts shall be delivered to Buyer in accordance with Section 4.1.1 hereof. At any time prior to the Closing, Seller shall promptly deliver to Buyer a written explanation of any inconsistencies or differences between the Contract Schedule and the copies of the Service Contracts delivered to Buyer to the extent that any such inconsistencies or differences are identified to Seller by Buyer. Except as provided in the Service Contracts, the Service Contracts are unmodified and in full force and effect, and, to Seller's knowledge, are free from any default by Seller or any other party thereto. To Seller's knowledge, no event has occurred which with notice or lapse of time or both would constitute an event of default under any of the Service Contracts. Except as set forth in the Contract Schedule, none of the Service Contracts have been assigned or encumbered.

8.9 EMPLOYEES. There are no employees of Seller employed in connection with the use, management, maintenance or operation of the Property whose employment with respect to the Property will continue after the Closing Date. There is no bargaining unit or union contract relating to any employees of Seller.

8.10 CONSENTS AND RELEASES. Seller has obtained all required consents, releases, and permissions to consummate the conveyance contemplated herein.

8.11 AUTHORITY. This Agreement and all other documents delivered by Seller prior to or at the Closing (i) have been duly authorized, executed, and delivered by Seller; (ii) are binding obligations of Seller; and (iii) do not violate the formation documents of Seller. Seller further represents that it is a joint venture duly organized and existing in good standing under the laws of the State of Texas.

8.12 BANKRUPTCY. No filing or petition under the United States Bankruptcy Law or any insolvency laws, or any laws for composition of indebtedness or for the reorganization of debtors has been filed with regard to Seller.

8.13 CERTIFICATES OF OCCUPANCY. To Seller's knowledge, all necessary, valid, final and unconditional certificates of occupancy, or the equivalent permitting required by the applicable licensing agency, for the current use and occupancy of the Property have been issued.

8.14 FOREIGN INVESTMENT IN REAL PROPERTY TAX ACT. Seller is not a foreign person within the meaning of 42 USCS 1445(f)(3).

8.15 EXISTING APPROVALS. To Seller's knowledge, all existing governmental approvals with respect to the Property (collectively, the "APPROVALS") are in full force and effect. To Seller's knowledge, (i) none of the Approvals has been assigned or encumbered, (ii) all of the Approvals are transferable to Buyer without the necessity of any approval or consent or additional payment and (iii) no such transfer will affect the validity thereof. Seller has no knowledge of any governmental action to suspend or revoke any of the Approvals.

8.16 INSURANCE. As of the Execution Date, there will be in effect such insurance policies as are customarily maintained with respect to similar properties. All premiums due on such insurance policies will be paid by Seller and Seller will maintain such insurance policies from the Execution Date through the Closing Date or earlier termination of this Agreement. Seller has not received and has no knowledge of any notice or request from any insurance company requesting the performance of any work or alteration with respect to the Property. Seller has received no notice from any insurance company concerning any defects or inadequacies in the Property which, if not corrected, would result in the termination of insurance coverage or increase its cost.

8.17 TAXES. Seller is not prosecuting any appeals of any taxes or assessments affecting the Property. To Seller's knowledge, except as disclosed herein, there are no special assessments currently pending against the Property.

8.18 LITIGATION. Except as set forth on the schedule attached hereto as EXHIBIT "P", there are no actions, suits or proceedings before any judicial or quasi-judicial body, by any governmental authority or other third party, pending, or to Seller's knowledge, threatened, against or affecting all or any portion of the Property. There are no actions, suits or proceedings pending, contemplated or threatened by Seller in connection with all or any portion of the Property or Seller's ownership, rights, use, development or maintenance thereof, including, without limitation, tax reduction proceedings. No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending, or, to Seller's knowledge, threatened, against Seller. To Seller's knowledge, there are no outstanding or unpaid judgements affecting the Property.

8.19 COMPLIANCE WITH LAWS. Except as otherwise disclosed to Buyer in the Property Documents, Seller has not received any written notice that the Property is in violation of any existing laws, rules, regulations, ordinances and orders of any applicable federal, state, city and other governmental authorities in effect as of the date of this Agreement (collectively, "Laws"), including, without limitation, (i) the Americans with Disabilities Act, 42 U.S.C. 12102, et seq. (ii) the Texas Architectural Barriers Act, together with all rules, regulations and official interpretations promulgated pursuant thereto, and (iii) any Laws with respect to building, fire and health codes, environmental protection and sanitation and pollution control.

8.20 ZONING. Seller has not received any notice of any change or proposed change of the current zoning designation of the Property.

8.21 TOXIC OR HAZARDOUS MATERIALS.

8.21.1 DEFINITIONS.

(a) "ENVIRONMENTAL CLAIM" means any claim, action, cause of action, investigation or notice (written or oral) by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (i) the manufacture, treatment, processing, distribution, use, transport, handling, deposit, storage, disposal, leaking or other presence, or release into the environment of any Material of Environmental Concern in, at, on, under or about any location, whether or not owned or operated by Seller or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law (as defined below).

(b) "ENVIRONMENTAL LAWS" means all federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

(c) "MATERIAL OF ENVIRONMENTAL CONCERN" means chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products.

8.21.2 REPRESENTATIONS AND WARRANTIES. To Seller's knowledge: (i) Seller has not received any communication (written or oral), whether from a governmental authority or third party, alleging that Seller is not in material compliance with any applicable Environmental Law; (ii) there is no Environmental Claim pending or threatened with regard to the Property; and (iii) without in any way limiting the generality of the foregoing:

 (a) Seller has not stored, disposed or arranged for the disposal of Materials of Environmental Concern on the Property;

(b) there are no underground storage tanks located on the Property;

(c) there is no asbestos contained in or forming part of any Improvement, including, without limitation, any building, building component, structure or office space on the Property; and

(d) no polychlorinated biphenyls (PCBs) are used or stored at the Property.

8.22 NO RESTRICTION ON ACCESS. Seller has no knowledge of any fact or condition which would prohibit or adversely affect any existing right of access to or from the Property from or to the existing highways and roads (all of such existing highways and roads being duly opened and dedicated to the municipality having jurisdiction thereof) and Seller has no knowledge of any pending or threatened restriction or denial, governmental or otherwise, upon such ingress and egress.

8.23 STORM DRAINAGE. To Seller's knowledge, all storm water flowing from the Property drains either into a public system or onto a permitted location and through easements for the benefit of the Property.

8.24 SOILS. Seller has no knowledge of any soil conditions adversely affecting the Property or any part thereof.

8.25 NO CONFLICTS. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated, and compliance with the terms of this Agreement will not conflict with, or, with or without notice or the passage of time or both, result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, deed of trust, mortgage, loan agreement, or other document, or instrument or agreement, oral or written, to which Seller is a party or by which Seller or the Property is bound, or, to Seller's knowledge, any applicable regulation of any governmental agency, or any judgment, order or decree of any court having jurisdiction over Seller or all or any portion of the Property.

8.26 INTANGIBLE AND PERSONAL PROPERTY. As of the Closing, Seller shall own the Personal Property and the Intangible Property free and clear of all options, liens, claims, encumbrances, covenants, conditions, restrictions, and any other matters affecting title by, through or under Seller, and subject to the Permitted Exceptions. Seller has the full right to convey its right, title and interest in and to the Personal Property and the Intangible Property.

8.27 SURVIVAL. All of the representations, warranties and agreements of Seller set forth in this Agreement shall be true upon the Execution Date, shall be deemed to be repeated at and as of the Closing Date without the necessity of a separate certificate with respect thereto and shall survive the delivery of the Deed and other closing instruments and documents for a period of one (1) year.

8.28 SELLER'S KNOWLEDGE. As used herein, the phrase "to Seller's knowledge" or any similar phrase shall mean the actual knowledge of Stephen Kauffman and Sheila Eason. The persons named in the preceding sentence are those persons employed by Seller or its affiliates in an executive or overseeing management capacity who are most familiar with the condition and operation of the Property and who have been employed in such capacity for a period of at least three (3) years preceding the Execution Date.

8.29 AS-IS CONVEYANCE. BUYER EXPRESSLY ACKNOWLEDGES AND AGREES THAT BUYER HAS OR WILL HAVE, PRIOR TO THE END OF THE DUE DILIGENCE PERIOD, INSPECTED THE PROPERTY TO THE EXTENT DEEMED NECESSARY BY BUYER TO ENABLE BUYER TO EVALUATE THE PROPERTY. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT BUYER IS RELYING SOLELY UPON THE INSPECTION, EXAMINATION AND EVALUATION OF THE PROPERTY BY BUYER, AND THAT BUYER IS PURCHASING THE PROPERTY ON AN "AS IS", "WHERE IS" AND "WITH ALL FAULTS" BASIS, WITHOUT ANY REPRESENTATION OR WARRANTY BY SELLER (WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE) EXCEPT AS EXPRESSLY SET FORTH HEREIN. SELLER HAS NOT MADE AND DOES NOT HEREBY MAKE, EXCEPT AS EXPRESSLY SET FORTH HEREIN, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR CHARACTER WHATSOEVER (WHETHER EXPRESS, IMPLIED, STATUTORY OTHERWISE) WITH RESPECT TO THE PROPERTY, ITS CONDITION (INCLUDING WITHOUT LIMITATION ANY REPRESENTATION OR WARRANTY REGARDING QUALITY OF CONSTRUCTION, WORKMANSHIP, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE), ITS COMPLIANCE WITH APPLICABLE ENVIRONMENTAL LAWS OR OTHER APPLICABLE LAWS, INCOME TO BE DERIVED THEREFROM OR EXPENSES TO BE INCURRED WITH RESPECT THERETO, THE OBLIGATIONS, RESPONSIBILITIES OR LIABILITIES OF THE OWNER THEREOF, OR ANY OTHER MATTER OR THING RELATING TO OR AFFECTING THE PROPERTY, AND BUYER ACKNOWLEDGES THAT IT IS THE INTENTION OF SELLER AND BUYER THAT BUYER SHALL PURCHASE THE PROPERTY WITHOUT ANY REPRESENTATIONS OR WARRANTIES (WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE) FROM SELLER OR ANY OTHER PERSON, INCLUDING WITHOUT LIMITATION, SELLER'S BROKERS, CONSULTANTS, COUNSEL, EMPLOYEES, OFFICERS, DIRECTORS, PARTNERS, TRUSTEES OR BENEFICIARIES, OTHER THAN THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SELLER PURSUANT TO THIS AGREEMENT AT CLOSING.

9. BUYER'S REPRESENTATIONS AND WARRANTIES.

Buyer represents and warrants to and agrees with Seller as of the Execution Date and as of the Closing, as follows:

9.1 NO CONFLICTS. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated, and compliance with the terms of this Agreement will not conflict with, or, with or without notice or the passage of time or both, result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, deed of trust, mortgage, loan agreement, or other document or instrument to which Buyer is a party or by which Buyer is bound, or any applicable regulation of any governmental agency, or any judgment, order or decree of any court having jurisdiction over Buyer or all or any portion of the Property.

9.2 DUE ORGANIZATION; CONSENTS. Buyer is a corporation duly organized and existing in good standing under the laws of the State of Maryland with its principal place of business in the State of California. Subject to terms of
Section 4.3 hereof, (i) all requisite corporate action has been taken by Buyer in connection with entering into this Agreement, and will be taken prior to the Closing in connection with the execution and delivery of the instruments refer enced herein and the consummation of the transactions contemplated hereby; and
(ii) no consent of any partner, shareholder, beneficiary, creditor, investor, judicial or administrative body, governmental authority or other party is required in connection herewith which has not been obtained.

9.3 BUYER'S AUTHORITY; VALIDITY OF AGREEMENTS. Subject to terms of Section 4.3 hereof, (i) Buyer has full right, power and authority to purchase the Property from Seller as provided in this Agreement and to carry out its obligations hereunder; (ii) the individual(s) executing this Agreement and the instruments referenced herein on behalf of Buyer have the legal power, right and actual authority to bind Buyer to the terms hereof and thereof; and (iii) this Agreement is and all other documents and instruments to be executed and deliv ered by Buyer in connection with this Agreement shall be duly authorized, executed and delivered by Buyer and shall be valid, binding and enforceable obligations of Buyer.

10. ADDITIONAL COVENANTS OF SELLER.

In addition to the covenants and agreements of Seller set forth elsewhere in this Agreement, Seller covenants and agrees that between the Execution Date and the Closing Date:

10.1 TITLE. Seller shall not directly or indirectly sell, assign or create any right, title or interest whatsoever in or to the Property, or create or permit to exist thereon any lien, charge or encumbrance other than the Permitted Exceptions, or enter into any agreement to do any of the foregoing, without the prior written consent of Buyer (which consent may not be unreasonably withheld on or prior to the Due Diligence Termination Date, but which consent may be granted or withheld in Buyer's sole and absolute discretion after the Due Dili gence Termination Date).

10.2 LEASES. Seller shall not directly or indirectly enter into any new leases (or renewals, modifications or extensions of any Leases), without the prior written consent of Buyer (which consent may not be unreasonably withheld on or prior to the Due Diligence Termination Date, but which consent may be granted or withheld in Buyer's sole and absolute discretion after the Due Diligence Termination Date).

10.3 OPERATING AGREEMENTS. Seller shall not directly or indirectly enter into
(i) any operating agreements or reciprocal easement agreements or (ii) any renewal, modifications or extensions of the REA, without Buyer's prior written consent (which consent may not be unreasonably withheld on or prior to the Due Diligence Termination Date, but which consent may be granted or withheld in Buyer's sole and absolute discretion after the Due Diligence Termination
Date).

10.4 SERVICE, MANAGEMENT AND EMPLOYMENT CONTRACTS. Seller shall not directly or indirectly (i) enter into any new service contracts (or renewals, modifications or extensions of any Service Contracts) or (ii) enter into, extend, renew or replace any existing property management or employment contracts in respect of the Property, without the prior written consent of Buyer (which consent may not be unreasonably withheld on or prior to the Due Diligence Termination Date, but which consent may be granted or withheld in Buyer's sole and absolute discretion after the Due Diligence Termination Date), unless the same shall be cancellable without penalty or premium, upon not more than thirty (30) days' notice from the owner of the Property.

10.5 DEVELOPMENT ACTIVITIES. Seller shall not take any actions with respect to the development of the Property, including, without limitation, applying for, pursuing, accepting or obtaining any permits, approvals or other development entitlements from any governmental or other regulatory entities or finalizing or entering into any agreements relating thereto without the prior written consent of Buyer (which consent may not be unreasonably withheld on or prior to the Due Diligence Termination Date, but which consent may be granted or withheld in Buyer's sole and absolute discretion after the Due Diligence Termination Date). Subject to the Leases, the REA and other recorded restrictive covenants, Seller hereby agrees to reasonably cooperate with Buyer in Buyer's efforts to obtain such governmental approvals as Buyer deems necessary to permit Buyer to operate the Property as Buyer wishes.

10.6 NO PRE-PAID RENT. Seller shall not accept any rent from any Tenant (or any new tenant under any new lease to which Buyer has consented) for more than one
(1) month in advance of the payment date.

10.7 NOTICE OF CHANGE IN CIRCUMSTANCES. Seller shall promptly notify Buyer of any change in any condition with respect to the Property or any portion thereof or of any event or circumstance of which Seller becomes aware subsequent to the Execution Date which (a) makes any representation or warranty of Seller to Buyer under this Agreement materially untrue or materially misleading or (b) makes any covenant or agreement of Seller under this Agreement incapable or less likely of being performed, it being expressly understood that Seller's obligation to provide information to Buyer under this paragraph shall in no way relieve Seller of any liability for a breach by Seller of any of its representations, warranties, covenants or agreements under this Agreement.

10.8 NO DEFAULTS; MAINTENANCE OF PROPERTY. Seller shall not default with respect to the performance of any obligation relating to the Property, including, without limitation, the payment of all amounts due and the performance of all obligations with respect to the Leases, the REA, the Service Contracts, and any existing indebtedness relating to the Property. Seller shall operate and maintain the Property in accordance with Seller's past practice and the Leases, the REA and all other recorded covenants, conditions and restrictions.

10.9 LITIGATION. From and after the date hereof, Seller shall not commence or allow to be commenced on its behalf any action, suit or proceeding with respect to all or any portion of the Property without the prior written consent of Buyer; provided, however, that in the event that Seller is named as a defendant in any action with respect to all or any portion of the Property, Seller may name any Tenant in such suit if necessary in order to protect Seller's rights to indemnification or contribution with respect to such Tenant. In the event that any proceeding of the character described in Section 8.18 hereof is initiated prior to the Closing, Seller shall promptly advise Buyer in writing. Seller hereby agrees to forever indemnify, defend and hold harmless Buyer from and against any and all loss, cost, damage and expense (including, without limitation, reasonable attorneys' fees, charges and disbursements) accruing from any presently pending litigation with respect to the Property.

10.10 ZONING. Except as required by any Lease or as expressly approved by Buyer in writing, Seller shall not seek any change in the zoning of the Real Property and shall take all actions necessary to maintain the present zoning of the Real Property.

11. RISK OF LOSS.

11.1 CONDEMNATION. If, prior to the Closing, all or any material portion of the Property is taken by condemnation or eminent domain (or is the subject of a pending or contemplated taking which has not been consummated), Seller shall immediately notify Buyer of such fact. In such event, Buyer shall have the option to terminate this Agreement upon written notice to Seller given not later than thirty (30) days after receipt of such notice from Seller. Upon such termination, Escrow Agent shall return the Deposit to Buyer, the parties shall equally share the cancellation charges of Escrow Agent and Title Company and neither party shall have any further rights or obligations hereunder, other than pursuant to any provision hereof which expressly survives the termination of this Agreement. Buyer shall have no right to terminate this Agreement as a result of any nonmaterial taking of the Property. If Buyer does not elect or has no right to terminate this Agreement, Seller shall assign and turn over to Buyer, and Buyer shall be entitled to receive and keep, all awards for the taking by condemnation and Buyer shall be deemed to have accepted the Property subject to the taking without reduction in the Purchase Price.

11.2 CASUALTY. Prior to the Closing and notwithstanding the pendency of this Agreement, the entire risk of loss or damage by earthquake, flood, landslide, fire or other casualty shall be borne and assumed by Seller. If, prior to the Closing any material part of the Property is damaged or destroyed by earthquake, flood, landslide, fire, hurricane, tornado or other casualty, Seller shall immediately notify Buyer of such fact. In such event, Buyer shall have the option to terminate this Agreement in the same manner as provided in Section
11.1 hereof upon written notice to Seller given not later than thirty (30) days after receipt of any such notice from Seller. Buyer shall have no right to termi nate this Agreement as a result of any nonmaterial damage or destruction of the Property. If Buyer does not elect or has no right to terminate this Agreement,
(i) at the Closing, Seller shall assign and turn over, and Buyer shall be entitled to receive and keep, all insurance proceeds payable with respect to such damage or destruction (which shall then be repaired or not at Buyer's option and cost), (ii) Buyer shall assume Seller's obligations for such damage and destruction under the Leases and the REA, (iii) Buyer shall receive as a credit against the Purchase Price an amount equal to the sum of the amount of any uninsured loss and the amount of any deductible with respect to the insurance (to the extent that such amount is not reimbursed to Buyer by any Tenant or any party to the REA), and (iv) the parties shall proceed to Closing pursuant to the terms hereof without modification of the terms of this Agreement. If Buyer does not elect or has no right to terminate this Agreement by reason of any casualty, Buyer shall have the right to participate in any adjustment of the insurance claim.

12. LIQUIDATED DAMAGES; SPECIFIC PERFORMANCE.

12.1 LIQUIDATED DAMAGES. IN THE EVENT THAT THE ESCROW AND THIS TRANSACTION FAIL TO CLOSE SOLELY AS A RESULT OF THE DEFAULT OF BUYER IN THE PERFORMANCE OF ITS OBLIGATIONS UNDER THIS AGREEMENT, BUYER AND SELLER AGREE THAT SELLER'S ACTUAL DAMAGES WOULD BE IMPRACTICABLE OR EXTREMELY DIFFICULT TO FIX. THE PARTIES THEREFORE AGREE THAT IN THE EVENT THAT ESCROW AND THIS TRANSACTION FAIL TO CLOSE SOLELY AS A RESULT OF THE DEFAULT OF BUYER IN THE PERFORMANCE OF ITS OBLIGATIONS HEREUNDER, SELLER, AS SELLER'S SOLE AND EXCLUSIVE REMEDY, IS ENTITLED TO LIQUI DATED DAMAGES IN THE AMOUNT OF THE DEPOSIT THEN HELD BY ESCROW AGENT. IN THE EVENT ESCROW FAILS TO CLOSE SOLELY AS A RESULT OF BUYER'S DEFAULT, THEN (1) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF BUYER AND SELLER HEREUNDER AND THE ESCROW CREATED HEREBY SHALL TERMINATE, (2) ESCROW AGENT SHALL, AND IS HEREBY AUTHORIZED AND INSTRUCTED TO, RETURN PROMPTLY TO BUYER AND SELLER ALL DOCUMENTS AND INSTRUMENTS TO THE PARTIES WHO DEPOSITED THE SAME, (3) ESCROW AGENT SHALL DELIVER THE DEPOSIT THEN HELD BY ESCROW AGENT TO SELLER PURSUANT TO SELLER'S IN STRUCTIONS, AND THE SAME SHALL BE THE FULL, AGREED AND LIQUIDATED DAMAGES, AND
(4) ALL TITLE AND ESCROW CANCELLATION CHARGES SHALL BE CHARGED TO BUYER.

SELLER AND BUYER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THE PROVISIONS OF THIS SECTION 12.1, AND BY THEIR INITIALS IMMEDIATELY BELOW AGREE TO BE BOUND BY ITS TERMS.

FL                                            JK
Seller's Initials                             Buyer's Initials

12.2 DEFAULT BY SELLER. In the event that the Closing of the transaction contemplated in this Agreement does not occur by reason of any default by Seller, then (i) Escrow Agent shall return the Deposit to Buyer and (ii) Buyer shall be entitled to pursue any remedy available to it hereunder, at law or in equity, including, without limitation, the specific performance of this Agree ment, provided that any amount of damages received by Buyer shall not exceed Seventy Five Thousand Dollars ($75,000.00). Upon Buyer's discovery of any alleged default hereunder by Seller, Buyer shall promptly notify Seller in writing. In the event that Seller refuses to cure the alleged default and Buyer elects to pursue an action for specific performance, Buyer must bring suit on such action on or before the thirtieth (30th) day following Seller's refusal to cure such alleged default. In the event that Buyer fails to bring suit on such action in accordance with the terms hereof, then Buyer will be deemed to have waived its right to sue for specific performance.

13. BROKERS.

Buyer and Seller each hereby represent, warrant to and agree with each other that it has not had, and shall not have, any dealings with any third party to whom the payment of any broker's fee, finder's fee, commission or other similar compensation ("COMMISSION") shall or may become due or payable in connection with the transaction contemplated hereby, other than with (i) Cushman & Wakefield of Texas, Inc., in its capacity as Buyer's representative, and (ii) Fo cus Realty Advisors, Inc., in its capacity as Seller's representative (collectively, the "BROKERS"). Seller hereby agrees to pay each of the Brokers through Escrow a Commission equal to the amount of one percent (1%) of the Purchase Price, in connection with the transaction contemplated hereby. Seller shall indemnify, defend and hold Buyer harmless from and against any and all claims, losses, damages, costs and expenses (including reasonable attorneys' fees, charges and disbursements) incurred by Buyer by reason of any breach or inaccuracy of the representation, warranty and agreement of Seller contained in this Section 13. Buyer shall indemnify, protect, defend and hold Seller harmless from and against any and all claims, losses, damages, costs and expenses (including reasonable attorneys' fees, charges and disbursements) incurred by Seller by reason of any breach or inaccuracy of the representation, warranty and agreement of Buyer contained in this Section 13. The provisions of this Section 13 shall survive the Closing or earlier termination of this Agreement.

14. INDEMNIFICATION.

Buyer hereby agrees to indemnify, defend and hold Seller harmless from and against any claims, demands, obligations, losses, costs, damages, liabilities, judgments or expenses (including reasonable attorneys' fees, charges and disbursements) arising out of or in connection with the ownership, operation or maintenance of the Property after the Closing. Seller hereby agrees to indemnify, defend and hold Buyer harmless from and against any claims, demands, obligations, losses, costs, damages, liabilities, judgments or expenses (including reasonable attorneys' fees, charges and disbursements) arising out of or in connection with the ownership, operation or maintenance of the Property prior to the Closing. Each party shall do, execute and deliver, or shall cause to be done, executed and delivered, all such further acts and instruments which the other party may reasonably request in order to more fully effectuate the indemnifications provided for in this Agreement. The provisions of this Section 14 shall survive the Closing.

15. MISCELLANEOUS PROVISIONS.
15.1 GOVERNING LAW. This Agreement and the legal relations between the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Texas, without regard to its principles of conflicts of law.

15.2 ENTIRE AGREEMENT; MODIFICATIONS; WAIVER.

15.2.1 ENTIRE AGREEMENT. This Agreement, including the exhibits and schedules attached hereto, constitutes the entire agreement between Buyer and Seller pertaining to the subject matter hereof and supersedes all prior agreements, understandings, letters of intent, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements, express or implied, made to either party by the other party in connection with the subject matter hereof except as specifically set forth herein or in the documents delivered pursuant hereto or in connection herewith. Without limiting the foregoing, upon the execution of this Agreement, that certain letter, dated as of January 25, 1996, by and between Buyer and Seller, shall terminate and be of no further force or effect.

15.2.2 MODIFICATION. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

15.3 NOTICES. All notices, consents, requests, reports, demands or other communications hereunder (collectively, "NOTICES") shall be in writing and may be given personally, by registered or certified mail (return receipt requested), by Federal Express (or other reputable overnight delivery service) or by facsimile transmission.

To Buyer:           The Price REIT, Inc.
                    145 S. Fairfax Avenue, 4th Floor
                    Los Angeles, California 90036
                    Attention: Mr. Joseph K. Kornwasser
                    Telephone: (213) 937-8200
                    Facsimile: (213) 937-8175

With A Copy To:     Skadden, Arps, Slate, Meagher & Flom
                    300 South Grand Avenue, Suite 3400
                    Los Angeles, California 90071
                    Attention: Allan G. Mutchnik, Esq.
                    Telephone: (213) 687-5391
                    Facsimile: (213) 687-5600

To Seller:          Town East Centre Joint Venture
                    25 Imperial Street, Suite 500
                    Toronto, Ontario, Canada M5P 1C1
                    Attention: Mr. Frank Laurie
                    Telephone: (416) 483-8018
                    Facsimile: (416) 483-9763

With A Copy To:     Ginsberg and Brusilow
                    750 Signature Place
                    14785 Preston Road
                    Dallas, Texas 75240
                    Attention: Michael H. Saks, Esq.
                    Telephone: (214) 788-1600
                    Facsimile: (214) 702-0662

To Escrow           Chicago Title Insurance Company
Agent:              350 N. St. Paul, Suite 250
                    Dallas, Texas 75201
Attention:          Ms. Marjorie Cox
Telephone:          (214) 965-1668
Facsimile:          (214) 720-1047

or to such other address or such other person as the addressee party shall have last designated by notice to the other party. All Notices shall be deemed to have been given when received and Notices given by facsimile transmission shall be deemed to be received when confirmed.

15.4 EXPENSES. Subject to the allocation of Closing Costs provided in Section
7.6 hereof, whether or not the transactions contemplated by this Agreement shall be consummated, all fees and expenses incurred by any party hereto in connection with this Agreement shall be borne by such party.

15.5 ASSIGNMENT.

15.5.1 SELLER'S RIGHT TO ASSIGN. Seller shall not have the right, power, or authority to assign or pledge this Agreement or any portion of this Agreement, or to delegate any duties or obligations arising under this Agreement, voluntarily, involuntarily, or by operation of law, without Buyer's prior written consent.

15.5.2 BUYER'S RIGHT TO ASSIGN. Except as otherwise provided in this Agreement, Buyer shall not have the right, power or authority to assign this Agreement or any portion of this Agreement or to delegate any duties or obligations arising under this Agreement, voluntarily, involuntarily or by operation of law, without Seller's prior written consent, which consent shall not be unreasonably withheld or delayed; provided, however, that Buyer shall have the right, power and authority to assign this Agreement or any portion of this Agreement or to delegate any duties or obligations arising under this Agreement, voluntarily, involuntarily or by operation of law, to an affiliate of Buyer, without Seller's consent. Notwithstanding the foregoing, no assignment or delegation shall relieve Buyer of its obligations or liabilities under this Agreement.

15.6 SEVERABILITY. Any provision or part of this Agreement which is invalid or unenforceable in any situation in any jurisdiction shall, as to such situation and such jurisdiction, be ineffective only to the extent of such invalidity and shall not affect the enforceability of the remaining provisions hereof or the validity or enforceability of any such provision in any other situation or in any other jurisdiction.

15.7 SUCCESSORS AND ASSIGNS; THIRD PARTIES. Subject to and without waiver of the provisions of Section 15.5 hereof, all of the rights, duties, benefits, liabilities and obligations of the parties shall inure to the benefit of, and be binding upon, their respective successors and assigns. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties hereto and their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

15.8 COUNTERPARTS. This Agreement may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same in strument.

15.9 HEADINGS. The Section headings of this Agreement are for convenience of reference only and shall not be deemed to modify, explain, restrict, alter or affect the meaning or interpretation of any provision hereof.

15.10 TIME OF ESSENCE. Time shall be of the essence with respect to all matters contemplated by this Agreement.

15.11 FURTHER ASSURANCES. In addition to the actions recited herein and contemplated to be performed, executed and/or delivered by Seller and Buyer, Seller and Buyer agree to perform, execute and/or deliver or cause to be per formed, executed and/or delivered at Closing or after Closing any and all such further acts, instruments, deeds and assurances as may be reasonably required to consummate the transactions contemplated hereby.

15.12 NUMBER AND GENDER. Whenever the singular number is used, and when required by the context, the same includes the plural, and the masculine gender includes the feminine and neuter genders.

15.13 CONSTRUCTION. This Agreement shall not be construed more strictly against one party hereto than against any other party hereto merely by virtue of the fact that it may have been prepared by counsel for one of the parties.

15.14 POST-CLOSING ACCESS TO RECORDS. Upon receipt by Seller of Buyer's reasonable written request at anytime and from time to time within a period of one (1) year after the Closing, Seller shall, at Seller's principal place of business, during Seller's normal business hours, make all of Seller's records relating to the Property (which have not already been delivered to Buyer) available to Buyer for inspection and copying (at Buyer's sole cost and expense).

15.15 EXHIBITS. All exhibits attached hereto are hereby incorporated by reference as though set out in full herein.

15.16 ATTORNEYS' FEES. In the event that either party hereto brings an action or proceeding against the other party to enforce or interpret any of the covenants, conditions, agreements or provisions of this Agreement, the prevailing party in such action or proceeding shall be entitled to recover all costs and expenses of such action or proceeding, including, without limitation, attorneys' fees, charges, disbursements and the fees and costs of expert witnesses.

15.17 BUSINESS DAYS. As used herein, the term "BUSINESS DAY" shall mean a day that is not a Saturday, Sunday or legal holiday. In the event that the date for the performance of any covenant or obligation under this Agreement shall fall on a Saturday, Sunday or legal holiday, the date for performance thereof shall be extended to the next Business Day.

15.18 NO SURVIVAL. Except for the terms and provisions of this Agreement which expressly survive the Closing as set forth herein, each of the terms and provisions of this Agreement shall not survive the Closing and each of the covenants and conditions set forth herein shall be deemed to have been performed or waived.

15.19 DPTA WAIVER. IT IS THE INTENT OF SELLER AND BUYER THAT THE RIGHTS AND REMEDIES WITH RESPECT TO THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT SHALL BE GOVERNED BY LEGAL PRINCIPLES OTHER THAN THE TEXAS DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT. ACCORDINGLY, TO THE MAXIMUM EXTENT APPLICABLE AND PERMITTED BY LAW (AND WITHOUT ADMITTING SUCH APPLICABILITY), BUYER HEREBY WAIVES THE PROVISIONS OF THE TEXAS DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT, CHAPTER 17, SUBCHAPTER 3, (OTHER THAN SECTION 17.555, WHICH IS NOT WAIVED), TEXAS BUSINESS AND COMMERCE CODE. FOR PURPOSES OF THE WAIVERS SET FORTH IN THIS AGREEMENT, BUYER HEREBY WARRANTS AND REPRESENTS UNTO SELLER THAT (i) BUYER HAS KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE IT TO EVALUATE THE MERITS AND RISKS OF THE TRANSACTION CONTEMPLATED UNDER THIS AGREEMENT, (ii) BUYER IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION WITH SELLER REGARDING THE TRANSACTIONS CONTEMPLATED UNDER THIS AGREEMENT, (iii) BUYER IS REPRESENTED BY LEGAL COUNSEL THAT IS SEPARATE AND INDEPENDENT OF SELLER AND SELLER'S LEGAL COUNSEL AND (iv) BUYER HAS CONSULTED WITH BUYER'S LEGAL COUNSEL REGARDING THIS AGREEMENT PRIOR TO BUYER'S EXECUTION OF THIS AGREEMENT. In compliance with Section 17.42 of the Texas Deceptive Trade Practices-Consumer Protection Act (the "ACT"), within five (5) days after the Execution Date, Buyer shall obtain the signature of Buyer's legal counsel on the signature page hereof, provided such signature will be for the limited purpose of compliance with Section 17.42(a)(3) of the Act.

15.20 TEXAS REAL ESTATE LICENSE ACT. The Texas Real Estate License Act requires written notice to Buyer that it should have an attorney examine an abstract of title to the property being purchased or obtain a title insurance policy. Notice to that effect is, therefore, hereby given to Buyer.

15.21 REPORTING PERSON. The Title Company is hereby designated as the "Reporting Person" under Section 6045 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.



IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                         BUYER:

                         THE PRICE REIT, INC.,
                         a Maryland corporation,

                         By: JOSEPH KORNWASSER
                             -----------------
                         Name: Joseph Kornwasser
                         Its:  President/CEO

                         SELLER:

                         TOWN EAST CENTRE JOINT VENTURE,
                         a Texas joint venture,

                         By: Vector Mesquite Joint Venture,
                             as managing ventured
                         By: 727272, Inc., a Texas corporation

                         By: FRANK LAURIE
                             ------------
                             Name: Frank Laurie
                             Its:  Managing partner


ESCROW AGENT

The undersigned Escrow Agent accepts the foregoing Agreement of Purchase and Sale and Joint Escrow Instructions and agrees to act as Escrow Agent under this Agreement in strict accordance with its terms and acknowledges receipt of two
(2) fully executed copies of this Agreement together with the Deposit.

CHICAGO TITLE INSURANCE COMPANY,
a Missouri corporation,


By: MARJORIE COX
    ------------
    Name: Majorie Cox
    Its:  Assistant Vice President
          Commercial Escrow Officer



                         ATTORNEY JOINDER

The undersigned have executed this Agreement in order to satisfy the waiver requirements set forth in Section 17.42(a)(3) of the Texas Business and Commerce Code.

COUNSEL FOR SELLER:

GINSBERG & BRUSILOW

By: MICHAEL H. SAKS
    ---------------
    Name:  Michael H. Saks
    Title: Shareholder

COUNSEL FOR BUYER:

SKADDEN, ARPS, SLATE, MEAGHER & FLOM

By: ALLAN G. MUTCHNIK
    -----------------
    Name:  Allan G. Mutchnik
    Title: Associate



                         LIST OF EXHIBITS



EXHIBIT "A"     LEGAL DESCRIPTION

EXHIBIT "B"     DEED

EXHIBIT "C"     SELLER'S CERTIFICATE

EXHIBIT "D"     ASSIGNMENT OF LEASES

EXHIBIT "E"     ASSIGNMENT OF REA

EXHIBIT "F"     BILL OF SALE AND ASSIGNMENT

EXHIBIT "G"     SEARS ESTOPPEL CERTIFICATE

EXHIBIT "H"     TENANT ESTOPPEL CERTIFICATE

EXHIBIT "I"     REA ESTOPPEL CERTIFICATE

EXHIBIT "I"     NON-FOREIGN SELLER'S AFFIDAVIT

EXHIBIT "K"     BUYER'S CERTIFICATE

EXHIBIT "L"     NOTICE TO TENANTS

EXHIBIT "M"     NOTICE TO VENDORS

EXHIBIT "N"     LEASE SCHEDULE

EXHIBIT "O"     TENANT ARREARAGE STATEMENT

EXHIBIT "P"     LITIGATION



June 26, 1996

Uniteg Investment Company, Inc.
6800 Texas Commerce Tower, 68th Floor
Houston, Texas 77002-3054
Attention: Mr. Joseph W. Peacock

Re: Purchase and Sale Agreement and Joint Escrow Instructions, dated as of April 16, 1996 (as amended, the "PURCHASE AGREEMENT"), by and between The Price REIT, Inc., a Maryland corporation (the "BUYER"), and MGC Joint Venture, a Texas joint venture (the "SELLER")
- -----------------------------------------------------------------------------

Dear Mr. Peacock:

The purpose of this letter amendment ("AMENDMENT") is to reflect the agreement between the Buyer and the Seller with respect to the amendment of the Purchase Agreement. All capitalized terms used but not otherwise defined herein shall have the meanings set forth for the same in the Purchase Agreement.

The Purchase Agreement is hereby amended as follows:

     1. The Purchase Price shall be the sum of Three Million Eight Hundred Thirty Thousand Dollars ($3,830,000.00).

     2.   The Due Diligence Termination Date shall be June 28, 1996.

     3. Section 6.1.7 of the Purchase Agreement is hereby deleted in its entirety and the following paragraph is inserted in lieu thereof:

          6.1.7 ESTOPPEL CERTIFICATES. Seller shall use commercially reasonable efforts to deliver to Buyer, on or before the second (2nd) Business Day prior to the Closing, certificates, each substantially in the form of EXHIBIT "G" attached hereto, executed by each Tenant (collectively, the "ESTOPPEL CERTIFICATES"). In the event that Seller is unable to deliver an Estoppel Certificate executed by Team Excel Management Company Inc. ("TEAM"), then Seller shall execute and deliver to Buyer an estoppel certificate in the form of EXHIBIT "H" attached hereto (the "SELLER'S ESTOPPEL CERTIFICATE") with respect to the Team Lease. Buyer shall review and approve or disapprove the Estoppel Certificates and the Seller's Estoppel Certificate, if any, in Buyer's sole and absolute discretion; provided, however, that Buyer shall not disapprove of any Estoppel Certificate or Seller's Estoppel Certificate on the basis of any matter set forth in any Lease. In the event that (i) Seller is unable to deliver to Buyer Estoppel Certificates executed by General Cinema Corp. of Texas and Dupey Management Corporation (collectively, the "MAJOR ESTOPPELS") or (ii) Buyer disapproves any of the Estoppel Certificates or Seller's Estoppel Certificate in accordance with the terms hereof, Buyer may elect to terminate this Agreement (in which case Escrow Agent shall return the Deposit to Buyer, the parties shall equally share the cancellation charges of Escrow Agent and Title Company and neither party shall thereafter have any rights or obligations to the other hereunder, other than pursuant to any provision hereof which expressly survives the termination of this Agreement). Notwithstanding anything to the contrary contained herein, in the event that Seller fails to deliver either of the Major Estoppels to Buyer as required hereunder, Buyer shall have the one-time right but not the obligation to extend the Closing (by delivering written notice to Seller on or before June 3, 1996) for up to twenty (20) Business Days, in order to allow Seller a reasonable amount of time to obtain (and Buyer two (2) Business Days to review) such certificates.

          4. The Closing shall take place on the later to occur of (i) July 3, 1996 or (ii) if extended in accordance with the terms of Section 6.1.7 of the Purchase Agreement (as hereby amended), the second (2nd) Business Day following Buyer's receipt of the Major Estoppels and either an Estoppel Certificate executed by Team or the Seller's Estoppel Certificate.

Except as otherwise expressly provided herein, the Purchase Agreement shall remain unmodified and in full force and effect, and all of the terms and provisions of the Purchase Agreement, as herein modified, are hereby ratified and reaffirmed by both the Buyer and the Seller. This Amendment may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall consti tute one and the same instrument.

Assuming that this Amendment accurately reflects the agreement of the Buyer and the Seller, please execute a copy of this Amendment where indicated below and return a facsimile copy of it (with the original to follow by mail) to the Buyer as soon as possible.


                         Very truly yours,

                          THE PRICE REIT, INC.,
                          a Maryland corporation,

                          By: JOSEPH KORNWASSER
                              ----------------------
                              Name: Joseph Kornwasser
                              Its:  President/CEO


                          ACCEPTED AND AGREED TO AS OF
                          THE DATE FIRST WRITTEN ABOVE:

                          MGC JOINT VENTURE,
                          a Texas joint venture,

                          By:  Uniteg Investment Company, Inc.,
                               a Texas corporation,
                          Its: Managing Venturer

                               By: JOSEPH W. PEACOCK
                                   --------------------
                                   Name: Joseph W. Peacock
                                   Its:  President


EXHIBIT 12.1-STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES



                               For the period
                             from July 31, 1991
                            (inception) through      Year Ended December 31,
                             December 31, 1991         1992           1993
                            -------------------     ----------     ----------
Pretax income from
 continuing operations              $438              $ 4,118        $ 9,128
Interest                              -                 3,203          4,287
Less interest capitalized
 during the period                    -                    -             (30)
Amortization of deferred
 loan fees and discount               -                    17             99
                            -------------------     ----------     ----------
 Earnings                           $438              $ 7,338        $13,484
                            ===================     ==========     ==========


Interest                              -                 3,203          4,287
Amortization of deferred
 loan fees and discount               -                    17             99
                            -------------------     ----------     ----------
 Fixed Charges                      $ -               $ 3,220        $ 4,386
                            ===================     ==========     ==========
Ratio of Earnings to
 Fixed Charges                      $ -                2.28 x          3.07 x
                            ===================     ==========     ==========



                                                               For the six
                                 Year ended December 31,       months ended
                                   1994           1995         June 30, 1996
                                ----------     ----------     ---------------
Pretax income from
 continuing operations            $16,904        $16,386            $ 8,193
Interest                            4,319          7,070              5,728
Less interest capitalized
 during the period                   (234)          (415)              (106)
Amortization of deferred
 loan fees and discount               152            284                339
                                ----------     ----------     ---------------
Earnings                          $21,141        $23,325            $14,154
                                ==========     ==========     ===============

Interest                            4,319          7,070              5,728
Amortization of deferred
 loan fees and discount               152            284                339
                                ----------     ----------     ---------------
Fixed Charges                      $4,471         $7,354            $ 6,067
                                ==========     ==========     ===============
Ratio of Earnings to
 Fixed Charges                      4.73 x         3.17 x             2.33 x
                                ==========     ==========     ===============


EXHIBIT 15.1 Letter Re: Unaudited Interim Financial Information


August 14, 1996
The Board of Directors
The Price REIT, Inc.

We are aware of the incorporation by reference in the Registration Statements (Form S-3 No. 33-75548; Form S-8 No. 33-87812; and Amendment No. 1 to Form S-3 No. 33-95832 and related Prospectus) of The Price REIT, Inc. for the registration of 500,000 shares of its common stock; 600,000 shares of its common stock; and an aggregate maximum total of $175,000,000 of debt securities, preferred stock, common stock, and warrants for the purchase of its preferred stock or common stock, respectively, of our report dated July 26, 1996 relating to the unaudited condensed consolidated interim financial statements of The Price REIT, Inc. that is included in its Form 10-Q for the quarter ended June 30, 1996.

Pursuant to Rule 436(c) of the Securities Act of 1933 our report is not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.



Ernst & Young LLP
San Diego, California